Exhibit 10-1





                               CREDIT AGREEMENT

                           dated as of July 21, 1995

                                 by and among


                                  ACC CORP.,
              and certain Subsidiaries thereof designated herein,

                                 as Borrowers,

                                  ACC CORP.,

                                 as Guarantor,

                        the Lenders referred to herein,


                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                  as Managing Agent and Administrative Agent,

                                      and

                        SHAWMUT BANK CONNECTICUT, N.A.,
                               as Managing Agent


                               TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I

                                  DEFINITIONS...............................  1
      SECTION 1.1.  DEFINITIONS.............................................  1
      SECTION 1.2.  GENERAL................................................. 19
      SECTION 1.3.  OTHER DEFINITIONS AND PROVISIONS........................ 19

ARTICLE II

                           REVOLVING CREDIT FACILITY........................ 19
      SECTION 2.1.  REVOLVING CREDIT LOANS.................................. 19
      SECTION 2.2.  PROCEDURE FOR ADVANCES OF LOANS......................... 20
      SECTION 2.3.  REPAYMENT OF LOANS...................................... 21
      SECTION 2.4.  REVOLVING CREDIT NOTES.................................. 22
      SECTION 2.5.  PERMANENT REDUCTIONS OF THE AGGREGATE COMMITMENT........ 22
      SECTION 2.6.  TERMINATION OF CREDIT FACILITY.......................... 23
      SECTION 2.7.  USE OF PROCEEDS......................................... 24

ARTICLE III

                            GENERAL LOAN PROVISIONS......................... 24
      SECTION 3.1  INTEREST................................................. 24
      SECTION 3.2  NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. 27
      SECTION 3.3  FEES..................................................... 28
      SECTION 3.4  MANNER OF PAYMENT........................................ 28
      SECTION 3.5  CREDITING OF PAYMENTS AND PROCEEDS....................... 29
      SECTION 3.6  NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF
            CREDIT; ASSUMPTION BY ADMINISTRATIVE AGENT...................... 30
      SECTION 3.7  MANDATORY REDENOMINATION OF STERLING LOANS............... 31
      SECTION 3.8  CURRENCY APPRECIATION; SUBLIMITS; MANDATORY REDUCTIONS... 31
      SECTION 3.9  REGULATORY LIMITATION.................................... 31
      SECTION 3.10  CHANGED CIRCUMSTANCES................................... 32
      SECTION 3.11  INDEMNITY............................................... 34
      SECTION 3.12  CAPITAL REQUIREMENTS.................................... 34
      SECTION 3.13  TAXES................................................... 35

ARTICLE IV

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING............... 37
            SECTION 4.1  CLOSING............................................ 37
            SECTION 4.2  CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT
            37
      SECTION 4.3  CONDITIONS TO ALL LOANS.................................. 41

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF BORROWERS............... 41
      SECTION 5.1  REPRESENTATIONS AND WARRANTIES........................... 41
      SECTION 5.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.......... 50

ARTICLE VI

                       FINANCIAL INFORMATION AND NOTICES.................... 50
      SECTION 6.1  FINANCIAL STATEMENTS AND PROJECTIONS..................... 50
      SECTION 6.2  OFFICER'S COMPLIANCE CERTIFICATE......................... 51
      SECTION 6.3  ACCOUNTANTS' CERTIFICATE................................. 52
      SECTION 6.4  OTHER REPORTS............................................ 52
      SECTION 6.5  NOTICE OF LITIGATION AND OTHER MATTERS................... 52
      SECTION 6.6  ACCURACY OF INFORMATION.................................. 54
      SECTION 6.7  REVISIONS OR UPDATES TO SCHEDULES........................ 54

ARTICLE VII

                             AFFIRMATIVE COVENANTS.......................... 54
      SECTION 7.1  PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS.. 54
      SECTION 7.2  MAINTENANCE OF PROPERTY.................................. 54
      SECTION 7.3  INSURANCE................................................ 55
      SECTION 7.4  ACCOUNTING METHODS AND FINANCIAL RECORDS................. 55
      SECTION 7.5  PAYMENT AND PERFORMANCE OF OBLIGATIONS................... 55
      SECTION 7.6  COMPLIANCE WITH LAWS AND APPROVALS....................... 55
      SECTION 7.7  ENVIRONMENTAL LAWS....................................... 55
      SECTION 7.8  COMPLIANCE WITH ERISA.................................... 56
      SECTION 7.9  COMPLIANCE WITH AGREEMENTS............................... 56
      SECTION 7.10  CONDUCT OF BUSINESS..................................... 56
      SECTION 7.11  VISITS AND INSPECTIONS.................................. 56
      SECTION 7.12  MATERIAL SUBSIDIARIES; ADDITIONAL COLLATERAL............ 57
      SECTION 7.13  HEDGING AGREEMENT....................................... 57
      SECTION 7.14  FURTHER ASSURANCES...................................... 58

ARTICLE VIII

                              FINANCIAL COVENANTS........................... 58
      SECTION 8.1  MAXIMUM LEVERAGE RATIO................................... 58
      SECTION 8.2  MINIMUM PRO FORMA DEBT SERVICE COVERAGE RATIO............ 59
      SECTION 8.3  FIXED CHARGE COVERAGE RATIO.............................. 59
      SECTION 8.4  MINIMUM NET WORTH........................................ 60

                                  ARTICLE IX

                              NEGATIVE COVENANTS............................ 60
      SECTION 9.1  LIMITATIONS ON DEBT...................................... 60
      SECTION 9.2  LIMITATIONS ON CONTINGENT OBLIGATIONS.................... 61
      SECTION 9.3  LIMITATIONS ON LIENS..................................... 61
      SECTION 9.4  LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS
            62
      SECTION 9.5  LIMITATIONS ON MERGERS AND LIQUIDATION................... 63
      SECTION 9.6  LIMITATIONS ON SALE OF ASSETS............................ 63
      SECTION 9.7  LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS............... 64
      SECTION 9.8  LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.... 64
      SECTION 9.9  TRANSACTIONS WITH AFFILIATES............................. 65
      SECTION 9.10  CERTAIN ACCOUNTING CHANGES.............................. 65
      SECTION 9.11  AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT
            65
      SECTION 9.12  LICENSES................................................ 65
      SECTION 9.13  RESTRICTIVE AGREEMENTS.................................. 65

                                   ARTICLE X

                            UNCONDITIONAL GUARANTY.......................... 65
      SECTION 10.1  GUARANTY OF OBLIGATIONS................................. 65
      SECTION 10.2  NATURE OF GUARANTY...................................... 66
      SECTION 10.3  DEMAND BY THE ADMINISTRATIVE AGENT...................... 67
      SECTION 10.4  WAIVERS................................................. 67
      SECTION 10.5  MODIFICATION OF LOAN DOCUMENTS ETC...................... 68
      SECTION 10.6  REINSTATEMENT........................................... 68
      SECTION 10.7  NO SUBROGATION.......................................... 69

ARTICLE XI

                             DEFAULT AND REMEDIES........................... 69
      SECTION 11.1  EVENTS OF DEFAULT....................................... 69
      SECTION 11.2  REMEDIES................................................ 72
      SECTION 11.3  RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC......... 73
      SECTION 11.4  CONSENTS................................................ 73
      SECTION 11.5  JUDGMENT CURRENCY....................................... 74

ARTICLE XII

                                  THE AGENTS................................ 75
      SECTION 12.1  APPOINTMENT............................................. 75
      SECTION 12.2  DELEGATION OF DUTIES.................................... 75
      SECTION 12.3  EXCULPATORY PROVISIONS.................................. 75
      SECTION 12.4  RELIANCE BY AGENTS...................................... 76
      SECTION 12.5  NOTICE OF DEFAULT....................................... 76
      SECTION 12.6  NON-RELIANCE ON SUCH AGENTS AND OTHER LENDERS........... 77
      SECTION 12.7  INDEMNIFICATION......................................... 77
      SECTION 12.8  EACH OF THE AGENTS IN ITS INDIVIDUAL CAPACITY........... 78
      SECTION 12.9  RESIGNATION OF AGENTS; SUCCESSOR AGENTS................. 78

ARTICLE XIII

                                 MISCELLANEOUS.............................. 79
      SECTION 13.1  NOTICES................................................. 79
      SECTION 13.2  EXPENSES................................................ 80
      SECTION 13.3  SET-OFF................................................. 81
      SECTION 13.4  GOVERNING LAW........................................... 81
      SECTION 13.5  CONSENT TO JURISDICTION................................. 81
      SECTION 13.6  WAIVER OF JURY TRIAL.  ................................. 82
      SECTION 13.7  REVERSAL OF PAYMENTS.................................... 82
      SECTION 13.8  INJUNCTIVE RELIEF....................................... 82
      SECTION 13.9  ACCOUNTING MATTERS...................................... 82
      SECTION 13.10  SUCCESSORS AND ASSIGNS; PARTICIPATIONS................. 83
      SECTION 13.11  AMENDMENTS, WAIVERS AND CONSENTS; RENEWAL.............. 87
      SECTION 13.12  PERFORMANCE OF DUTIES.................................. 87
      SECTION 13.13  INDEMNIFICATION........................................ 87
      SECTION 13.14  ALL POWERS COUPLED WITH INTEREST....................... 88
      SECTION 13.15  SURVIVAL OF INDEMNITIES................................ 88
      SECTION 13.16  TITLES AND CAPTIONS.................................... 88
      SECTION 13.17  SEVERABILITY OF PROVISIONS............................. 89
      SECTION 13.18  COUNTERPARTS........................................... 89
            SECTION 13.19ACC AS AGENT FOR OTHER BORROWERS................... 89
      SECTION 13.20  TERM OF AGREEMENT...................................... 89

EXHIBITS

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Conversion/Continuation
Exhibit D - Form of Officer's Certificate
Exhibit E - Form of Assignment and Acceptance
Exhibit F - Form of Pledge Agreement
Exhibit G - Form of Security Agreement
Exhibit H - Form of Landlord Consent
Exhibit I - Form of Mortgage
Exhibit J - Form of Joinder Agreement
Exhibit K - Form of Intercompany Subordination Agreement

SCHEDULES
Schedule 1.1     -Lenders and Commitments
Schedule 1.2     -Sublimits
Schedule 1.3     -Canadian Subsidiary Security Documents
Schedule 5.1(a)  -Jurisdictions of Organization and Qualification to
                Do Business as Foreign Corporation
Schedule 5.1(b)  -Subsidiaries and Capitalization
Schedule 5.1(d)  -Required Governmental Approvals
Schedule 5.1(h)  -ERISA Plans
Schedule 5.1(l)  -Material Contracts
Schedule 5.1(m)  -Labor and Collective Bargaining Agreements
Schedule 5.1(r)  -Real Property
Schedule 5.1(t)  -Debt and Contingent Obligations
Schedule 5.1(u)  -Litigation
Schedule 5.1(v)  -Communications Licenses and Regulatory Matters
Schedule 9.3     -Existing Liens
Schedule 9.4     -Existing Loans, Advances and Investments

      CREDIT AGREEMENT, dated as of the 21 day of July, 1995, by and among ACC CORP., a corporation organized under the laws of Delaware ("ACC"), and the Subsidiaries thereof designated as Borrowers herein, as Borrowers, ACC, as Guarantor, the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Managing Agent and Administrative Agent and SHAWMUT BANK CONNECTICUT, N.A., a national banking association, as Managing Agent.


                             STATEMENT OF PURPOSE

      The Borrowers have requested and the Lenders have agreed to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement. ACC, as parent of the other Borrowers, will benefit directly and indirectly from the extension of such credit facilities to such Borrowers. As a precondition to making any extensions of credit hereunder, the Lenders have required, and ACC has agreed, to execute this Agreement as Guarantor.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      SECTION  1.1   DEFINITIONS.   The  following  terms  when  used  in  this
Agreement shall have the meanings assigned to them below:

      "ACC" means ACC Corp., a corporation organized under the laws of Delaware, and its successors.

      "ACC CORP. PLEDGE AGREEMENT" means the Pledge Agreement executed by ACC in favor of the Administrative Agent for the benefit of itself and the Lenders substantially in the form of EXHIBIT F, as amended or modified.

      "ACC LEC" means ACC National Telecom Corp., a corporation organized under the laws of Delaware, and its successors.

      "ACC MASS." means ACC Long Distance of Massachusetts Corp., a corporation organized under the laws of Delaware, and its successors.

      "ACC NATIONAL" means ACC National Long Distance Corp., a corporation organized under the laws of Delaware, and its successors.

      "ACC NATIONAL PLEDGE AGREEMENT" means the Pledge Agreement executed by ACC National in favor of the Administrative Agent for the benefit of itself and the Lenders substantially in the form of EXHIBIT F, as amended or modified.

      "ACC RADIO" means ACC Radio Corp., a corporation organized under the laws of New York, and its successors.

      "ACC U.K." means ACC Long Distance U.K., Ltd., a corporation organized under the laws of the United Kingdom, and its successors.

      "ACC U.K. SECURITY DOCUMENTS" means the collective reference to the Debenture of even date executed by ACC U.K. in favor of the Administrative Agent for the benefit of itself and the Lenders and any other agreement or writing pursuant to which a U.K. Borrower, or any Subsidiary thereof, pledges or grants a security interest in the Collateral or any such Person guarantees or otherwise secures the payment and/or performance of the obligations of a U.K. Borrower under the Loan Documents, in each case as amended or modified.

      "ACC U.S." means ACC Long Distance Corp., a corporation organized under the laws of New York, and its successors.

      "ADDITIONAL BORROWER" means any Material Subsidiary which has become a Borrower hereunder in accordance with Section 7.12.

      "ADMINISTRATIVE   AGENT"   means   First   Union   in   its  capacity  as
administrative agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

      "ADMINISTRATIVE AGENT'S CORRESPONDENT" means the financial institution designated by the Administrative Agent to act as its correspondent hereunder in the United Kingdom with respect to distribution and payment of Loans denominated in Sterling.

      "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

      "AFFILIATE" means, with respect to any Person and its Subsidiaries, any other Person (other than a Subsidiary thereof) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "AGENTS" means the collective reference to the Managing Agents and the Administrative Agent.

      "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to this Agreement. On the Closing Date, the Aggregate Commitment shall be Thirty-five Million Dollars ($35,000,000).

      "AGREEMENT" means this Credit Agreement, as amended or modified from time to time.

      "APPLICABLE  LAW" means all applicable provisions of constitutions, laws,
statutes,  treaties,   rules,   regulations  and  orders  of  all  Governmental
Authorities and all orders and decrees of all courts and arbitrators.

      "APPLICABLE MARGIN" shall have the meaning assigned thereto in Section 3.1(c).

      "ASSIGNMENT AND ACCEPTANCE" shall have the meaning  assigned  thereto  in
Section 13.10.

      "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate as determined by the Administrative Agent PLUS 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

      "BASE RATE LOAN" means any Loan bearing interest at a rate determined with reference to the Base Rate as provided in Section 3.1(a) hereof.

      "BORROWERS" means the collective reference to the Domestic Borrowers and U.K. Borrowers party hereto on the Closing Date and each Additional Borrower in their respective capacities as a Borrower hereunder.

      "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and Hartford, Connecticut are open for the conduct of their domestic and international commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day (i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits for the applicable Permitted Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Administrative Agent's Correspondent shall make available Loans in such Permitted Currency.

      "CANADIAN NOTE DOCUMENTS" means the promissory note and any other document evidencing the loans and other advances of ACC Corp. extended in favor of the Canadian Subsidiaries.

      "CANADIAN SUBSIDIARIES" means the collective reference to each Material Subsidiary of ACC Corp. organized under the laws of Canada or any province thereof which is a borrower under the Canadian Note Documents.

      "CANADIAN SUBSIDIARY SECURITY DOCUMENTS" means the collective reference to documents set forth on SCHEDULE 1.3 and any other agreement or writing pursuant to which a Canadian Subsidiary pledges or grants a security interest in its assets in order to secure the payment and/or performance of its obligations under the Canadian Note Documents, in each case as amended or modified.

      "CAPITAL ASSET" means, with respect to ACC and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified and accounted for as a capital asset on a Consolidated balance sheet of ACC and its Subsidiaries.

      "CAPITAL EXPENDITURES" means, with respect to ACC and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by any such Person during such period, determined in accordance with GAAP.

      "CAPITAL LEASE" means, with respect to ACC and its Subsidiaries, any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a Consolidated balance sheet of ACC and its Subsidiaries.

      "CHANGE IN CONTROL" shall have the meaning assigned thereto in Section 11.1(i).

      "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in Article IV shall be satisfied or waived in all respects in a manner acceptable to the Agents in their sole discretion.

      "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

      "COLLATERAL" means any assets pledged by ACC or any of its Subsidiaries to the Administrative Agent for the ratable benefit of the Agents and the Lenders in order to secure the Obligations or a portion thereof.

      "COMMITMENT" means, as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1, as the same may be reduced or modified at any time or from time to time pursuant to Sections 2.5 and 13.10.

      "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

      "COMMUNICATIONS LICENSE" means any long distance telecommunications or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, CRTC or DTI including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other long distance telecommunications system.

      "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of ACC and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

      "CONTINGENT INTEREST AGREEMENT" means the Contingent Interest Agreement of even date between ACC and the Managing Agents substantially in the form of EXHIBIT F hereto, as amended or modified.

      "CONTINGENT OBLIGATION" means, with respect to ACC and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      "CREDIT   FACILITY"  means  the  revolving  credit  facility  established pursuant to Article II hereof.

      "CRTC"  means   the   Canadian  Radio-Television  and  Telecommunications
Commission or any successor to Governmental Authority.

      "CURRENT DOLLAR EQUIVALENT" means at any date, with respect to any Loan denominated in Sterling, the amount of Dollars which is equivalent to the then outstanding principal amount of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the sale of Dollars for Sterling at approximately 11:00 A.M. (Charlotte time) two (2) Business Days after such date. Sterling equivalents of Loans denominated in Dollars (to the extent used herein) shall be determined by the Administrative Agent in a manner consistent with this definition.

      "DEBT" means, with respect to ACC and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person (excluding the Fleet Venture Notes), (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and (g) all net obligations incurred by any such Person pursuant to Hedging Agreements.

      "DEFAULT" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

      "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

      "DOLLAR AMOUNT" means (a) with respect to each Loan made or continued (or to be made or continued) in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued) in Sterling, the amount of Dollars which is equivalent to the principal amount of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the sale of Dollars for Sterling at approximately 11:00 A.M. (Charlotte time) two (2) Business Days before such Loan is made or continued (or to be made or continued), as such Dollar Amount may be adjusted from time to time pursuant to Sections 3.8 or 3.9. When used with respect to any Sterling portion of a Loan being repaid or remaining outstanding at any time or with respect to any other sum expressed in Sterling, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Loan, or the amount so expressed in Sterling, at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the sale of Dollars for Sterling at the relevant time. Sterling amounts of Loans made, continued or denominated in Dollars (to the extent used herein) shall be determined by the Administrative Agent in a manner consistent with this definition.

      "DOMESTIC BORROWER" means the collective reference to each Borrower which is organized under the laws of any State of the United States or the District of Columbia.

      "DTI" means the Department of Trade and Industry of the United Kingdom or any successor Governmental Authority.

      "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), and (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, and, in the case of (a), (b) or any other Person, has been approved in writing as an Eligible Assignee by ACC and the Managing Agents.

      "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of ACC or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of ACC or any current or former ERISA Affiliate.

      "ENVIRONMENTAL LAWS" means any and all federal, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

      "ERISA AFFILIATE" means any Person who together with the ACC is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

      "ESCROW JOINDER AGREEMENT" means the Escrow Joinder Agreement dated July __, 1995, as amended or modified, executed by the Administrative Agent, ACC, ACC Canada and The R-M Trust Company, as trustee, with respect to the shares of ACC Canada pledged pursuant to the ACC Corp. Pledge Agreement.

      "EVENT OF DEFAULT" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

      "EXCESS CASH FLOW" means, for any Fiscal Year of ACC and its Subsidiaries commencing with Fiscal Year 1996, the following calculated on a Consolidated basis without duplication for such period in accordance with GAAP: (a) Operating Cash Flow for such period PLUS Net Working Capital for such period (if negative), LESS (b) the sum of (i) Fixed Charges for such period, (ii) Net Working Capital for such period (if positive) and (iii) any payments to the Managing Agents pursuant to the Contingent Interest Agreement during such period.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FCC" means the Federal Communications Commission or any successor Governmental Authority.

      "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (Charlotte time) for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FIRST UNION" means First Union National Bank of North Carolina, a national banking association, and its successors.

      "FISCAL YEAR" means the fiscal year of ACC and its Subsidiaries ending on December 31.

      "FIXED CHARGES" means, with respect to ACC and its Subsidiaries, for any period, the following without duplication, each calculated for such period in accordance with GAAP: (a) all principal payments or similar amounts required to be paid with respect to Total Debt during such period PLUS (b) Interest Expense required to be paid during such period PLUS (c) total cash dividends or distributions paid or payable by ACC during such period (excluding cash dividends on the Preferred Stock which accrued but were not paid during such period) PLUS (d) all payments in respect of any retirement, redemption or other acquisition of the capital stock of ACC and its Subsidiaries consummated during such period PLUS (e) all Capital Expenditures during such period PLUS (f) all income and franchise taxes paid or payable in cash during such period.

      "FLEET NOTE AND WARRANT PURCHASE AGREEMENT" means the Note and Warrant Purchase Agreement dated May 22, 1995 by and among ACC, Fleet Venture
Resources, Inc., Fleet Equity Partners VI, L.P., and Chisholm Partners II, L.P., as in effect on the Closing Date.

      "FLEET VENTURE NOTES" means each Convertible Subordinated Promissory Note issued pursuant to the Fleet Note and Warrant Purchase Agreement.

      "FLEET VENTURE SUBORDINATION AGREEMENT" means the Subordination Agreement of even date executed by the holders of the Fleet Venture Notes in favor of the Administrative Agent for the benefit of the Lenders, as amended or modified.

      "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for ACC and its Subsidiaries throughout the period indicated.

      "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation all Communications Licenses and PUC Authorizations.

      "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including without limitation the FCC, CRTC, DTI and any PUC.

      "GUARANTEED  OBLIGATIONS"  shall  have the meaning  assigned  thereto  in
Section 10.1.

      "GUARANTOR" means ACC in its capacity as guarantor under Article X hereof.

      "GUARANTY" means the unconditional guaranty agreement of ACC set forth in
Article X hereof.

      "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law,
(d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

      "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate or currency risk exposure executed in connection with hedging the interest rate or currency exposure of the Borrowers, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

      "INTERCOMPANY SUBORDINATION AGREEMENT" means the Subordination Agreement of even date substantially in the form of EXHIBIT K, as amended or modified, executed by the Borrowers and other Subsidiaries party thereto with respect to the loans by ACC to such Persons under the Canadian Note Documents and as described on SCHEDULE 9.4.

      "INTEREST EXPENSE" means, with respect to ACC and its Subsidiaries for any period, total interest expense of ACC and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases and any other capitalized interest expense) and, to the extent not included therein, fees and other charges payable with respect to all Debt, (including fees and charges payable with respect to Hedging Agreements, letters of credit and similar investments), all determined on a Consolidated basis for such period in accordance with GAAP.

      "INTEREST  PERIOD"  shall  have  the  meaning assigned thereto in Section
3.1(b).

      "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT J executed by each Material Subsidiary in accordance with Section 7.12, as amended or modified.

      "LANDLORD CONSENTS" means the Landlord Agreements substantially in the form of EXHIBIT H or any similar agreement delivered by or on behalf of a Borrower and executed by the owner of the parcels of real property with respect to which a Mortgage or other Security Document has been executed in favor of the Administrative Agent for the benefit of itself and the Lenders, as any such Agreement may be amended or modified.

      "LENDER" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

      "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

      "LEVERAGE RATIO" shall have the meaning assigned thereto in Section 8.1.

      "LIBOR" means the rate of interest determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 (or the Dollar Amount thereof with respect to a borrowing to be made in Sterling) for a period equal to the applicable Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in the Permitted Currency in which the Loan bearing interest based upon such rate is denominated would be offered by first class banks in the London interbank market to the Administrative Agent (or the Administrative Agent's Correspondent) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

      "LIBOR RATE" means (a) LIBOR DIVIDED BY (b) one (1) LESS the Reserve Percentage.

      "LIBOR RATE LOAN" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate as provided in Section 3.1(a) hereof.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "LOAN" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such Loans collectively as the context requires.

      "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Contingent Interest Agreement, any Joinder Agreement, the Security Documents and any supplements thereto executed in connection with any Joinder Agreement, any Hedging Agreement executed by any Lender, the Subordination Agreements, the Canadian Note Documents and each other document, instrument and agreement executed and delivered by any Borrower, a Subsidiary thereof or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or modified from time to time.

      "MANAGING AGENTS" means First Union and Shawmut in their capacity as managing agents hereunder, and any successor thereto in each case appointed pursuant to Section 12.9; each, a "Managing Agent."

      "MATERIAL ADVERSE EFFECT" means, with respect to ACC or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents to which it is a party.

      "MATERIAL CONTRACT" means (a) any contract or other agreement, written or oral, of a Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $250,000 per annum, or (b) any other contract or agreement, written or oral, of a Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      "MATERIAL SUBSIDIARY" means any direct or indirect Subsidiary of ACC which Subsidiary has total assets equal to or in excess of $1,000,000 and in which a Borrower or Subsidiary has made an investment of equal to or in excess of $1,000,000.

      "MORTGAGE"  means  a  Leasehold Mortgage substantially  in  the  form  of
EXHIBIT I or any other real property security agreement delivered by a Borrower pursuant to which a Borrower grants a Lien on its interest in a parcel of real property to the Administrative Agent for the benefit of itself and the Lenders.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which ACC or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

      "NET INCOME" means, with respect to ACC and its Subsidiaries for any period, the Consolidated net income (or loss) of ACC and its Subsidiaries for such period determined in accordance with GAAP; PROVIDED, that there shall be excluded from net income (or loss) (a) if the ability of ACC to receive, recover or repatriate cash or receive the economic benefits (other than any increase in value of ACC's stock or ownership interest in a Subsidiary thereof) from any of its Subsidiaries is materially limited or restricted for a material period of time at any date of determination by operation of the terms of the charter of such Subsidiary or any agreement, instrument, or Applicable Law, the portion of the income of each such Subsidiary so restricted and (b) the effect of any currency translation adjustments.

      "NET CASH PROCEEDS" means, as applicable, (a) with respect to any sale of assets, the gross cash proceeds received by ACC or any of its Subsidiaries from such sale LESS the sum of (i) all legal, title, recording, transfer and income tax expenses, commissions and similar fees and expenses incurred, and all other federal, state, local and foreign taxes assessed, in connection therewith and
(ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale of assets, (b) with respect to any offering of capital stock or Debt securities, the gross cash proceeds received by ACC or any of its Subsidiaries therefrom LESS all legal, underwriting and similar fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy, the amount of cash proceeds received by ACC or its applicable Subsidiary from the related insurance company.

      "NET WORKING CAPITAL" means, with respect to ACC and its Subsidiaries for any period, (a) Working Capital as of the last day of such period LESS (b) Working Capital as of the day prior to the first day of such period.

      "NET WORTH" means, at any date of determination thereof, the sum of the capital stock (excluding treasury stock, cumulative translation adjustments and capital stock subscribed and unissued) and retained earnings (including earned surplus, capital surplus and the balance of the current profit and loss account not transferrable to retained earnings) accounts of ACC and its Subsidiaries appearing on a Consolidated balance sheet of ACC and its Subsidiaries prepared in accordance with GAAP.

      "NETWORK AGREEMENT" means any document or agreement entered into by ACC or any of its Subsidiaries regarding the use, operation, maintenance or otherwise concerning any of the Network Facilities.

      "NETWORK FACILITIES" means the network of digital or analog facilities owned or leased by ACC or any of its Subsidiaries.

      "NOTES" means the separate Revolving Credit Notes made by the applicable Borrower or Borrowers payable to the order of each Lender, substantially in the form of EXHIBIT A-1 hereto with respect to the Domestic Borrowers and EXHIBIT A-2 hereto with respect to the U.K. Borrowers, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

      "NOTICE OF BORROWING" shall have the meaning assigned thereto in Section 2.2(a).

      "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in Section 3.2.

      "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other net obligations owing by a Borrower to any Lender or Agent under any Hedging Agreement and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by a Borrower to the Lenders or to any Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

      "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in Section 6.2.

      "OPERATING CASH FLOW" means, with respect to ACC and its Subsidiaries for any period, the following, each calculated on a Consolidated basis for such period without duplication in accordance with GAAP: (a) Net Income, PLUS (b) to the extent deducted in determining Net Income (i) income and franchise taxes, (ii) Interest Expense and (iii) amortization and depreciation and other similar non-cash charges LESS (c) the sum of (i) interest income, (ii) non-cash income, (iii) capitalized costs and expenses and (iv) any items of gain (or PLUS any non-cash items of loss) which were included in determining Net Income and were not realized in the ordinary course of business. For purposes of calculating compliance with Article VIII, Operating Cash Flow shall be adjusted in a manner reasonably satisfactory to the Managing Agents to include as of the first day of any calculation period any acquisition consummated during such period in accordance with this Agreement and exclude as of the first day of any calculation period any Subsidiary or assets sold in accordance with this Agreement during such period.

      "OTHER TAXES" shall have the meaning assigned thereto in Section 3.13(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of ACC or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of ACC or any of their current or former ERISA Affiliates.

      "PERMITTED CURRENCY" means Dollars or Sterling, or each such currency, as the context requires.

      "PERSON" means an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group.

      "PLEDGE AGREEMENT" means the collective reference to the ACC Pledge Agreement and ACC National Pledge Agreement, or either such Pledge Agreement, as the context requires.

      "PREFERRED STOCK" means the Series A Preferred Stock of ACC governed by and issued in accordance with the terms set forth in the Certificate of Designation attached as EXHIBIT D to the Fleet Note and Warrant Purchase Agreement.

      "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "PRO FORMA DEBT SERVICE" means, with respect to ACC and its Subsidiaries at any date of determination, the sum of the following calculated without duplication on a Consolidated PRO FORMA basis for the period of four (4) consecutive fiscal quarters immediately succeeding such date of determination in accordance with GAAP: (a) all payments of principal or similar amounts required to be paid with respect to Total Debt during such period based upon the aggregate amount of outstanding Debt on such date of determination and (b) Interest Expense required to be paid during such period based upon rates of interest in effect on such date of determination.

      "PROJECTIONS" shall have the meaning assigned thereto in Section 6.1(c).

      "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or long distance telecommunications systems or over Persons who own, construct or operate a Network Facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

      "PUC AUTHORIZATIONS" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from any PUC.

      "REGISTER" shall have the meaning assigned thereto in Section 13.10(d).

      "REQUIRED LENDERS" means, at any date, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%) or, if the Commitments have been terminated, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Notes.

      "RESERVE PERCENTAGE" means the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with Eurocurrency liabilities. Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

      "SECURITY AGREEMENT" means the Security Agreement of even date substantially in the form of EXHIBIT G executed by the Domestic Borrowers in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended or modified.

      "SECURITY  DOCUMENTS"  means  the  collective reference to  the  Security
Agreement, the Trademark Assignment, the Pledge Agreements, the Landlord Consents, the Mortgages, the Canadian Subsidiary Security Documents, the ACC U.K. Security Documents, the Escrow Joinder Agreement and each other agreement or writing pursuant to which ACC or any Subsidiary thereof pledges or grants a security interest in the Collateral or such Person guaranties the payment and/or performance of the Obligations.

      "SHAWMUT" means Shawmut Bank Connecticut, N.A., a national banking association, and its successors.

      "SOLVENT" means, as to ACC and its Subsidiaries taken on a Consolidated basis on a particular date, that such Persons (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature,
(b) own property having a value at fair valuation greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

      "STERLING" means pounds sterling in the lawful currency of the United Kingdom.

      "SUBLIMIT" means the maximum aggregate amount of Loans available at any time to the applicable Borrower or group of Borrowers hereunder as set forth on
SCHEDULE 1.2. If a Sublimit on such Schedule applies to more than one Borrower, such Sublimit shall be in the aggregate amount available to all such Borrowers taken together, and not an amount available to each such Borrower individually.

      "SUBORDINATED  DEBT"  means any Debt designated as Subordinated  Debt  on
SCHEDULE 5.1(T) hereof and any other Debt of ACC or any Subsidiary subordinated in right and time of payment to the Obligations on terms reasonably satisfactory to the Required Lenders.

      "SUBORDINATION AGREEMENTS" means the collective reference to the Fleet Venture Subordination Agreement and the Intercompany Subordination Agreement, or either such agreement, as the context requires.

      "SUBSIDIARY" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of ACC.

      "TAXES" shall have the meaning assigned thereto in Section 3.13(a).

      "TERMINATION DATE" means the earliest of the dates referred to in Section 2.6.

      "TERMINATION EVENT" means: (a) a "Reportable Event" described in Section 4043 of ERISA (other than a Reportable Event as to which the provision of 30 days notice has been waived by the PBGC under applicable regulations); or (b) the withdrawal of ACC or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a distress termination under Section 4041(c) of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of ACC or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

      "TOTAL DEBT" means, with respect to ACC and its Subsidiaries at any date of determination and without duplication, all Debt of ACC and its Subsidiaries on a Consolidated basis.

      "TRADEMARK ASSIGNMENT" means the Trademark Assignment of even date executed by ACC in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended or modified.

      "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

      "U.K.  BORROWERS"  means  the  collective  reference  to   each  Borrower
organized under the laws of the United Kingdom or any political subdivision thereof.

      "UNITED STATES" means the United States of America.

      "WHOLLY-OWNED" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by ACC and/or one or more of its Wholly-Owned Subsidiaries.

      "WORKING CAPITAL" means, with respect to ACC and its Subsidiaries at any date, the difference between current assets and current liabilities as of such date determined in accordance with GAAP.

      SECTION   1.    GENERAL.    All  terms  of  an  accounting  nature  not
specifically defined herein shall have the meaning assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

      SECTION 2.  OTHER DEFINITIONS AND PROVISIONS.

      (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

      (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE II

                           REVOLVING CREDIT FACILITY

      SECTION  1.   REVOLVING  CREDIT  LOANS.    Subject  to  the  terms  and
conditions of this Agreement, each Lender severally agrees to make Loans in a Permitted Currency to the applicable Borrower or Borrowers from time to time from the Closing Date through the Termination Date as requested by such Borrower or Borrowers in accordance with the terms of Sections 2.1 and 2.2; PROVIDED, that, based upon the Dollar Amount of any Loans denominated in Dollars and the Current Dollar Equivalent of any Loans denominated in Sterling,
(a) the maximum amount of Loans available to each Borrower at any time hereunder shall not exceed the Sublimit applicable to such Borrower, (b) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment and (c) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Loans to be made in Sterling shall be funded in an amount equal to the Dollar Amount of such Loan. Loans to the Domestic Borrowers shall be denominated in Dollars and Loans to the U.K. Borrowers shall be denominated in Sterling. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Loans hereunder until the Termination Date.

      SECTION 1.2  PROCEDURE FOR ADVANCES OF LOANS.

      (a) REQUESTS FOR BORROWING. The applicable Borrower or Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as EXHIBIT B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and
(ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) whether such Loan shall be denominated in Dollars or in Sterling, (C) the amount of such borrowing, which shall be with respect to LIBOR Rate Loans denominated in Dollars in an aggregate principal amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof (and with respect to Loans denominated in Sterling, the Dollar Amount in each case thereof), and with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (D) if denominated in Dollars, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The
Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

      (b) DISBURSEMENT OF LOANS DENOMINATED IN DOLLARS. Not later than 1:00 p.m. (Charlotte time) on the proposed borrowing date for any Loan denominated in Dollars, each Lender will make available to the Administrative Agent, for the account of the applicable Borrower or Borrowers, at the office of the
Administrative Agent in Dollars in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the requested borrowing. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2(b) in immediately available funds by crediting such proceeds to a deposit account of the applicable Borrower or Borrowers maintained with the Administrative Agent or by wire transfer from such deposit account to another account as may be requested by such Borrower or Borrowers by prior written notice to the Administrative Agent.

      (c) DISBURSEMENT OF LOANS DENOMINATED IN STERLING. Not later than 1:00 p.m. (the time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Loan denominated in Sterling, each Lender will make available to the Administrative Agent at the office of the Administrative Agent's Correspondent in Sterling in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the requested borrowing to be denominated in Sterling. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2(b) in immediately available funds by crediting such proceeds to an account of the applicable Borrower maintained with the Administrative Agent's Correspondent or by wire transfer from such deposit account to another account as may be requested by such Borrower by prior written notice to the Administrative Agent.

      (d) AVAILABILITY. Subject to Section 3.6 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Loan requested pursuant to this Section 2.2 until each Lender shall have made available to the Administrative Agent its Commitment Percentage of such Loan.

      SECTION 1.3  REPAYMENT OF LOANS.

      (e) REPAYMENT ON TERMINATION DATE. Each Borrower shall repay the outstanding principal amount of all Loans made to such Borrower in full, together with all accrued but unpaid interest thereon, on the Termination Date.

      (f) MANDATORY REPAYMENT OF EXCESS LOANS. If at any time the outstanding principal amount of all Loans exceeds the Aggregate Commitment, such excess shall be repaid by the applicable Borrower or Borrowers in accordance with Section 3.8.

      (g) CERTAIN ASSET SALES. The Net Cash Proceeds received by any Borrower in connection with any asset sale described in Section 9.6 (other than Section 9.6(d)) shall be used within three (3) Business Days of receipt thereof to prepay all outstanding Loans on a PRO RATA basis under each Sublimit.

      (h) EQUITY OFFERING. Prior to June 30, 1997, the Net Cash Proceeds received by any Borrower from any offering of equity securities shall be used within three (3) Business Days of receipt thereof to prepay all outstanding Loans on a PRO RATA basis under each Sublimit.

      (i) CANADIAN SUBSIDIARIES. ACC Corp. shall prepay the Loans in an amount equal to the Net Cash Proceeds received by a Canadian Subsidiary (i) under the business interruption insurance policy of any such Person with respect to any claim pending on the date hereof and (ii) in connection with any equity offering described in Section 2.3(d). Each such repayment shall be used within three (3) Business Days of receipt thereof to prepay all outstanding Loans on a PRO RATA basis under each Sublimit.

      (j) OPTIONAL REPAYMENTS. Any applicable Borrower may at any time and from time to time repay the Loans made thereto, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $2,500,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans.

      (k) LIMITATION ON REPAYMENT OF LIBOR RATE LOANS. No Borrower may repay any LIBOR Rate Loan hereunder on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.11.

      (l) NO COMMITMENT REDUCTION. No repayment pursuant to this Section 2.3 shall require a corresponding permanent reduction in the Aggregate Commitment.

      SECTION 1.4 REVOLVING CREDIT NOTES. Each Lender's Loans and the obligation of each Borrower to repay the Loans made thereto shall be evidenced by the Note executed by such Borrower payable to the order of such Lender representing such Borrower's obligation to pay such Lender's Commitment Percentage of the Sublimit of such Borrower or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, PLUS interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

      SECTION 1.5  PERMANENT REDUCTIONS OF THE AGGREGATE COMMITMENT.

      (m) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $2,500,000 or any whole multiple of $1,000,000 in excess thereof.

      (n) The Aggregate Commitment shall be reduced by (i) the amount of Net Cash Proceeds received by any Borrower or Canadian Subsidiary (A) in connection with any asset sale not permitted by Section 9.6, (B) in an amount greater than $50,000 (or the equivalent thereof in any foreign currency) under any policy of insurance of any Borrower upon receipt of any such proceeds (other than as set forth in Section 2.3) and (C) as described in Section 2.3(d) on or after June 30, 1997 upon receipt thereof and (ii) within one hundred twenty (120) days after each Fiscal Year end commencing with Fiscal Year end 1996, an amount equal to seventy- five percent (75%) of Excess Cash Flow for such Fiscal Year as set forth on the Officer's Compliance Certificate for such Fiscal Year.

      (o) The Aggregate Commitment shall be permanently reduced by the following amounts on the corresponding dates as follows:





                  Amount of   Aggregate
      DATE  REDUCTION   COMMITMENT

   July 1, 1997               $2,450,000        $32,550,000
   Oct. 1, 1997                2,450,000         30,100,000
   Jan. 1, 1998                2,450,000         27,650,000
   April 1, 1998               2,450,000         25,200,000
   July 1, 1998                2,450,000         22,750,000
   Oct. 1, 1998                2,450,000         20,300,000
   Jan. 1, 1999                2,905,000         17,395,000
   April 1, 1999               2,905,000         14,490,000
   July 1, 1999                2,905,000         11,585,000
   Oct. 1, 1999                2,905,000          8,680,000
   Jan. 1, 2000                2,905,000          5,775,000
   April 1, 2000               2,905,000          2,870,000
   July 1, 2000                2,870,000             -0-

      (p)  Each  permanent reduction permitted or  required  pursuant  to  this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Loans of the Lenders after such reduction to the Sublimits and Aggregate Commitment as so reduced and by payment of accrued interest on the amount of such repaid principal. The amount of each partial permanent reduction under this Section 2.5 shall be applied PRO RATA to reduce each Sublimit and the remaining mandatory reduction amounts required under
Section 2.5(b). Any permanent reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations and termination of the Commitments and Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.11.

      SECTION 2. TERMINATION OF CREDIT FACILITY. The Credit Facility shall terminate on the earliest of (a) July 1, 2000, (b) the date of termination by the Borrower pursuant to Section 2.5(a) and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

      SECTION 3. USE OF PROCEEDS. The Borrowers shall use the proceeds of the Loans (a) to finance the acquisition of Capital Assets, (b) to finance loans, advances, acquisitions and investments permitted by Section 9.4, (c) repay on the Closing Date existing Debt of the Borrowers and (d) for working capital and general corporate requirements of the Borrowers, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

      SECTION 4. NATURE OF OBLIGATIONS; SECURITY. The obligations of the Domestic Borrowers under their Note and the other obligations of such Borrowers hereunder (other than the obligations of ACC as Guarantor) shall be joint and several among such Borrowers. The obligations of the U.K. Borrowers under their Note and the Obligations of such Borrowers hereunder shall be joint and several among such Borrowers, but in relation to the Domestic Borrowers, shall be several and not joint and several. The obligations of each Borrower shall be secured in accordance with the terms of the applicable Security Documents.

                                  ARTICLE III

                            GENERAL LOAN PROVISIONS

      SECTION 3.1  INTEREST.

      (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section 3.1, at the election of the applicable Borrower or Borrowers, Loans denominated in Dollars shall bear interest at the Base Rate or the LIBOR Rate PLUS, in each case, the Applicable Margin as set forth below and Loans denominated in Sterling shall bear interest at the LIBOR Rate PLUS the Applicable Margin as set forth below. The applicable Borrower or Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof to be denominated in Dollars as to which the applicable Borrower or Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

      (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the applicable Borrower or Borrowers, by giving notice at the times described in
Section 3.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one, two, three, or six months; PROVIDED that:

         (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

        (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

       (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

        (iv) no Interest Period shall extend beyond the Termination Date and no Interest Period shall be selected by the Borrower which, in connection with mandatory reductions of the Aggregate Commitment pursuant to Section 2.5(b), would cause the early termination of such Interest Period; and

         (v) with respect to Loans denominated in Dollars, there shall be no more than three (3) Interest Periods outstanding at any time and with respect to Loans denominated in Sterling, there shall be no more than one (1) Interest Period for each such currency.

      (c) APPLICABLE MARGIN. The Applicable Margin provided for in Section 3.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 4.2(e)(ii) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:


                                          Applicable Margin Per Annum
            LEVERAGE RATIO                BASE RATE +     LIBOR RATE +

            Greater than 3.5              1.50%       2.95%
            to 1.0.

            Greater than 3.0 to 1.0 1.25%       2.75%
            but less than or equal to
            3.5 to 1.0.

            Greater than 2.5 to 1.0 but0.75%    2.25%
            less than or equal to 3.0 to 1.0

            Less than or equal to   -0-         1.50%
            2.5 to 1.0

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent upon receipt by the Administrative Agent of quarterly financial statements for ACC and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of ACC and its Subsidiaries as of the most recent fiscal quarter end. Subject to
Section 3.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 6.2(c) hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

     (d) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and convert on such date to a Base Rate Loan and bear interest thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 1995, and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, except that interest with respect to each Base Rate Loan and the commitment fee referenced in Section 3.3(a) shall be computed on the basis of a 365-day year.

     (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the applicable Borrower or Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that no Agent or any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     SECTION 3.2 NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,500,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans denominated in Dollars, (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (c) upon the expiration of any Interest Period, continue any LIBOR Rate Loan in a principal amount of $2,500,000 or any whole multiple of $1,000,000 in excess thereof (or with respect to Loans denominated in Sterling, the Dollar Amount in each case thereof) as a LIBOR Rate Loan denominated in the same Permitted Currency. Whenever the Borrower desires to convert or continue Loans as provided above, the
Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three
(3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, and, in the case of a LIBOR Rate Loan to be converted or continued, the Permitted Currency in which such Loan is denominated and the last day of the Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued and (iv) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 3.3  FEES.

     (a) COMMITMENT FEE. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to .50% on the average daily unused portion of the Aggregate Commitment; PROVIDED, that (i) if the Leverage Ratio as set forth in the Officer's Compliance Certificate for any fiscal quarter is less than or equal to 2.5 to 1.0, the commitment fee payable with respect to such amount on the immediately succeeding payment date shall be .375% and (ii) until December 31, 1995, if any amount is unavailable to be borrowed hereunder solely because such borrowing would cause a violation of Section 8.1, the commitment fee payable with respect to such unavailable amount for the period of such unavailability shall be .250%. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1995, and on the Termination Date. Such commitment fee shall be distributed by the
Administrative Agent to the Lenders PRO RATA in accordance with the Lenders' respective Commitment Percentages.

     (b) STRUCTURING AND UP-FRONT FEES. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable up-front fee and the unpaid portion of the structuring fee in accordance with the term sheet referred to in paragraph (c) of this Section.

     (c) ADMINISTRATIVE AGENT'S FEES. In order to compensate the Administrative Agent for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent for its own account the administrative fee set forth in the term sheet executed by ACC dated June 6, 1995, which fee shall be payable in advance on the Closing Date and on each anniversary of such date.

     SECTION 3.4  MANNER OF PAYMENT.

     (a) LOANS DENOMINATED IN DOLLARS. Each payment (including repayments described in Article II) by any Borrower on account of the principal of or interest on the Loans denominated in Dollars or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note (except as set forth in Section 3.4(b)) shall be made in Dollars not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders PRO RATA in accordance with their respective Commitment Percentages at the Administrative Agent's Office, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

     (b) LOANS DENOMINATED IN STERLING. Each payment (including repayments described in Article II) by any Borrower on account of the principal of or interest on the Loans denominated in Sterling shall be made in Sterling not later than 1:00 p.m. (the time of the Administrative Agent's Correspondent) on the date specified for payment under this Agreement to the Administrative Agent's account with the applicable Administrative Agent's Correspondent for the account of the Lenders PRO RATA in accordance with their respective Commitment Percentages, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 P.M. (the time of the Administrative Agent's Correspondent) on such day shall be deemed a payment on such date for the purposes of
Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 P.M. (the time of the Administrative Agent's Correspondent) shall be deemed to have been made on the next succeeding Business Day for all purposes.

     (c) PRO RATA TREATMENT. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall credit each Lender's account with its PRO RATA share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of its fees shall be made in like manner, but for the account of the Administrative Agent. Subject to Section 3.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 3.5 CREDITING OF PAYMENTS AND PROCEEDS. Unless otherwise provided in the Security Agreement, in the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all Administrative Agent's fees and expenses then due and payable, then to all other expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes and any termination payments due in respect of a Hedging Agreement with any Lender (PRO RATA in accordance with all such amounts due), then to the principal amount of the Notes, in that order.

     SECTION 3.6 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with
Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to (a) with respect to a Loan denominated in Dollars the amount of such Lender's Commitment Percentage of such borrowing and interest thereon at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Administrative Agent and (b) with respect to a Loan denominated in Sterling, such Lender's Commitment Percentage of such borrowing at a rate per annum equal to the Administrative Agent's aggregate marginal cost
(including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum then applicable to such Loan hereunder, on demand, from the applicable Borrower or Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 3.7 MANDATORY REDENOMINATION OF STERLING LOANS. If any LIBOR Rate Loan denominated in Sterling is required to be converted to a Base Rate Loan pursuant to Sections 3.1(d), 3.10 or any other applicable provision hereof, such Base Rate Loan shall be funded in Dollars under the Sublimit of the Domestic Borrowers (excluding ACC LEC) in an amount equal to the Dollar Amount of such LIBOR Rate Loan, all subject to the provisions of Section 3.8. The applicable Borrower or Borrowers shall reimburse the Lenders upon any such conversion for any amounts required to be paid under
Section 3.11.

     SECTION 3.8  CURRENCY APPRECIATION; SUBLIMITS; MANDATORY REDUCTIONS.

     (a) AGGREGATE COMMITMENTS. If at any time and for any reason, the aggregate principal amount of all Loans denominated in Dollars and the aggregate Current Dollar Equivalent of all Loans denominated in Sterling as of such time exceeds the Aggregate Commitment, the applicable Borrower or Borrowers shall (i) if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Base Rate Loans, if any, by the Dollar Amount of such excess, and/or reduce any pending request for a Base Rate Loan on such day by the Dollar Amount of such excess, to the extent thereof and (ii) if (and to the extent) necessary to eliminate such excess, immediately repay LIBOR Rate Loans and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day, by the Dollar Amount of such excess, to the extent thereof.

     (b) SUBLIMITS. If at any time and for any reason the aggregate principal amount of all Loans denominated in Dollars or the aggregate Current Dollar Equivalent of all Loans denominated in Sterling as of such time, exceeds the Sublimit applicable to any Borrower or Borrowers, such Borrower or Borrowers shall (i) immediately repay Base Rate Loans outstanding to such Borrower or Borrowers, if any, by the Dollar Amount of any such excess and/or reduce on such day any pending request for a Base Rate Loan submitted by such Borrower or Borrowers by the Dollar Amount of such excess, to the extent thereof and (ii) immediately repay LIBOR Rate Loans and/or reduce any pending requests for a borrowing or continuation or conversion submitted in respect of such Loans on such day, by the Dollar Amount of any remaining excess, to the extent thereof.

     (c)  COMPLIANCE  AND PAYMENTS.  Each Borrower's compliance  with  this
Section 3.8 shall be tested  on  each  day an interest payment is due under
Section 3.1(e). All payments pursuant to this Section 3.8 shall be accompanied by any amount required to be repaid under Section 3.11.

     SECTION 3.9 REGULATORY LIMITATION. In the event, as a result of increases in the value of Sterling against the Dollar or for any other reason, the obligation of any of the Lenders to make Loans (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 USCA 84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 USCA 84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of additional Loans such Lender shall be obligated to make hereunder shall immediately be reduced to the maximum amount which such Lender may legally advance (as determined by such Lender), the obligation of each of the remaining Lenders hereunder shall be proportionately reduced, based on their applicable Commitment Percentages, and, to the extent necessary under such laws and regulations (as determined by each of the Lenders, with respect to the applicability of such laws and regulations to itself), the Borrowers shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

     SECTION 3.10  CHANGED CIRCUMSTANCES.

     (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that (i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or Sterling, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to Sterling (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Administrative Agent or the
Lenders, as applicable, to make such Loan in Sterling, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans, and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan, shall be suspended, and the applicable Borrower or Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until Administrative Agent notifies the Borrowers that such circumstances no longer exist (which notification shall be given as soon as practicable, but in any event not later than thirty
(30) days after the Administrative Agent obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan or any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any LIBOR Rate Loan or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan or any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.10(c); PROVIDED, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error.

     SECTION 3.11 INDEMNITY. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including without limitation any foreign exchange costs) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion with respect to any LIBOR Rate Loan or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. Each Lender's calculations of any such loss or expense shall be furnished to the Borrower and shall be conclusive, absent manifest error.

     SECTION 3.12 CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or
(b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 3.13  TAXES.

     (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and each Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision of such jurisdiction or country which includes such jurisdiction and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision of such jurisdiction or country which includes such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13) such Lender or Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 3.13(d).

     (b) STAMP AND OTHER TAXES. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) INDEMNITY. The Borrowers shall indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.13) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such
Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor.

     (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the affected Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.13 shall survive the payment in full of the Obligations and the termination of the Commitments.


                            ARTICLE IV

           CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 4.1 CLOSING. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m. on July __, 1995, or on such other date as the parties hereto shall mutually agree.

     SECTION 4.2 CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT. The obligation of the Lenders to close this Agreement and to make the initial Loan is subject to the satisfaction of each of the following conditions:

     (a)  EXECUTED  LOAN  DOCUMENTS.   (i) This Agreement, (ii) the  Notes,
(iii) the Security Agreement, (iv) the Trademark Assignment, (v) the Pledge Agreements, (vi) the Mortgages, (vii) the Landlord Consents, (viii) the Contingent Interest Agreement, (ix) the Canadian Subsidiary Security Documents and Canadian Note Documents, (x) the ACC U.K. Security Documents,
(xi) the Subordination Agreements and (xii) the Escrow Joinder Agreement shall have been duly authorized, executed and delivered to the Agents in form and substance satisfactory thereto by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b)  CLOSING CERTIFICATES; ETC.

       (i) COMPLIANCE CERTIFICATE OF THE BORROWERS. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of ACC, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that the Borrowers have satisfied each of the closing conditions to be satisfied thereby; and that the Borrowers have filed all required tax returns and owe no delinquent taxes.

      (ii) CERTIFICATE OF SECRETARY OF EACH BORROWER. The Administrative Agent shall have received a certificate of the secretary or assistant secretary (or director with respect to ACC U.K.) of each Borrower certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation or other charter documents of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower, authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which such Person is a party.

     (iii) CERTIFICATES OF GOOD STANDING. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of their respective jurisdictions of organization and such other jurisdictions requested by the Agents.

      (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of United States, Canadian and United Kingdom counsel to the Borrowers addressed to the Agents and Lenders with respect to such Persons, the Loan Documents and regulatory matters (including without limitation Communications Licenses and PUC Authorizations) reasonably satisfactory in form and substance to the Agents and Lenders.

       (v)     TAX  FORMS.   The Administrative Agent shall  have  received
copies of the United States Internal  Revenue  Service  forms  required  by
Section 3.13 hereof.

     (c)  COLLATERAL.

       (i) FILINGS AND RECORDINGS. All filings that are necessary to perfect the Liens of the Administrative Agent and the Lenders in the Collateral described in the Security Documents shall have been filed in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests constitute valid and perfected first priority Liens therein, subject to Liens permitted by Section 9.3.

      (ii) PLEDGED STOCK. The Administrative Agent shall have received original stock certificates evidencing the capital stock pledged pursuant to the Pledge Agreements, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof.

     (iii) LIEN SEARCHES. The Administrative Agent shall have received the results of a Lien search of all filings made against such Borrowers under the Uniform Commercial Code as in effect in any jurisdiction in which any of their assets are located, indicating among other things that their assets are free and clear of any Lien except for the Liens permitted by
Section 9.3.

     (iv) MORTGAGE DOCUMENTS. The Administrative Agent shall have received such mortgagee title and hazard insurance policies, title searches, property surveys, appraisals and environmental assessments with respect to each property covered by a Mortgage as it shall reasonably request in writing from the applicable Borrower.

      (v) INSURANCE. The Administrative Agent shall have received certificates of insurance and copies (certified by the applicable Borrower) of insurance policies in the form required under Section 7.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     (d)  CONSENTS; NO ADVERSE CHANGE.

       (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents shall have been obtained and copies thereof delivered to the Administrative Agent.

      (ii) PERMITS AND LICENSES. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the current conduct of business by the Borrowers and their Subsidiaries shall have been obtained.

     (iii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Managing Agents' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

      (iv) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the condition (financial or otherwise), operations, properties, business or prospects of the Borrowers and their Subsidiaries, or any event or condition that has had or could be reasonably expected to have a Material Adverse Effect.

       (v) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

     (e)  FINANCIAL MATTERS.

       (i) FINANCIAL STATEMENTS. The Agents shall have received the most recent audited Consolidated financial statements of ACC and its Subsidiaries.

      (ii) FINANCIAL CONDITION CERTIFICATE. ACC shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to such Agent, and certified as accurate in all material respects by the chief executive officer or chief financial officer of ACC, that (A) attached thereto is a PRO FORMA balance sheet of ACC and its Subsidiaries setting forth on a PRO FORMA basis the financial condition of ACC and its Subsidiaries on a Consolidated basis as of that date, reflecting on a PRO FORMA basis the effect of the transactions contemplated herein, including all material fees and expenses in connection therewith, and evidencing compliance on a PRO FORMA basis with the covenants contained in Articles VIII and IX hereof, (B) the financial projections previously delivered to the Managing Agents represent the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein, and (C) attached thereto is a calculation of the Applicable Margin in accordance with Section 3.1(c) as of March 31, 1995.

      (iii) EQUITY PROCEEDS. The Borrower shall deliver evidence reasonably satisfactory to the Administrative Agent of receipt by ACC of Net Cash Proceeds in an amount equal to at least $11,000,000 from its offering of equity securities from March 29, 1995 to April 15, 1995, pursuant to Regulation S of the Securities Act of 1933, as amended.

       (iv) FLEET VENTURE INVESTMENT. The Fleet Note and Warrant Purchase Agreement shall have been executed upon terms satisfactory to the Managing Agents and ACC shall have received Net Cash Proceeds from the offering of the Fleet Venture Notes thereunder in an amount not less than $8,700,000.

       (v) PAYMENT AT CLOSING. There shall have been paid by the Borrowers to the Agents and the Lenders the fees set forth or referenced in
Section 3.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the term sheet referred to in Section 3.3(c).

     (f)    MISCELLANEOUS.

       (i) NOTICE OF BORROWING. The Administrative Agent shall have received written instructions from the applicable Borrower to the Administrative Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

      (ii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

     (iii) DUE DILIGENCE AND OTHER DOCUMENTS. The Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Agents reasonably request, including without limitation copies of each document evidencing or governing the Subordinated Debt, certified by a secretary or assistant secretary of the applicable Borrower as a true and correct copy thereof.

     SECTION 4.3 CONDITIONS TO ALL LOANS. The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

       (i) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article V shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

      (ii) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.


                             ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF BORROWERS

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES. To induce the Agents to enter into this Agreement and the Lenders to make the Loans, the Borrowers hereby represent and warrant to the Agents and Lenders that:

     (a) ORGANIZATION; POWER; QUALIFICATION. Each of ACC and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction where its business requires such qualification and authorization. The jurisdictions in which ACC and its Subsidiaries are organized and qualified to do business are described on SCHEDULE 5.1(A).

     (b) OWNERSHIP. Each Material Subsidiary and other Subsidiary of ACC is listed on SCHEDULE 5.1(B). The capitalization of ACC and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 5.1(B). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of ACC and the number of shares owned by each are described on SCHEDULE 5.1(B). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of ACC or its Subsidiaries, except as described on SCHEDULE 5.1(B).

     (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each of ACC and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of ACC and each of its Subsidiaries party thereto and each such document constitutes the legal, valid and binding obligation of ACC or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by ACC and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on SCHEDULE 5.1(D) hereto, require any Governmental Approval or violate any Applicable Law relating to ACC or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of ACC or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

     (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of ACC and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties.

     (f) TAX RETURNS AND PAYMENTS. Each of ACC and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being disputed in good faith and adequate reserves have been established in accordance with GAAP. No Governmental Authority has asserted any Lien or other claim against ACC or Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith. The charges, accruals and reserves on the books of ACC and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof are in the judgment of ACC adequate, and ACC does not anticipate any additional material taxes or assessments for any of such years.

     (g) ENVIRONMENTAL MATTERS. (i) The properties of ACC and its Subsidiaries do not contain, and to the best knowledge of the Borrowers, have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to material liability under, applicable Environmental Laws;

      (ii) Such properties and all operations conducted in connection therewith are in material compliance, and have been in material compliance, with all applicable Environmental Laws, and to the best knowledge of the Borrowers, there is no contamination at or under such properties or such operations in violation of applicable Environmental Laws or which could materially interfere with the continued operation of such properties or, if such properties are owned by any such Person, materially impair the fair saleable value thereof;

     (iii) Neither ACC nor any Subsidiary thereof has received any notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does ACC or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

      (iv) Hazardous Materials have not been transported or disposed of from the properties of ACC and its Subsidiaries in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor to the best knowledge of the Borrowers, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;

       (v) No judicial proceedings or governmental or administrative action is pending, or to the best knowledge of the Borrowers, threatened, under any Environmental Law to which ACC or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

      (vi) There has been no release, or to the best knowledge of the Borrowers, threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

     (h)  ERISA.

       (i) Neither ACC nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 5.1(H);

      (ii) ACC and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by ACC or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

     (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has ACC or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

      (iv) Neither ACC nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or (D) failed to make a required installment or other required payment under Section 412 of the Code;

       (v) No Termination Event has occurred or is reasonably expected to occur; and

      (vi) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of ACC after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by ACC or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

     (i) MARGIN STOCK. Neither ACC nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

     (j) GOVERNMENT REGULATION. Neither ACC nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither ACC nor any Subsidiary thereof is, or after giving effect to any Loan will be a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company" within the respective meanings of each of the quoted terms of the Public Utility Holding Company Act of 1935 as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

     (k) PATENTS, COPYRIGHTS AND TRADEMARKS. Each of ACC and its Subsidiaries owns or possesses all patent, copyright and trademark rights which are required to conduct its business without infringing upon any validly asserted rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither ACC nor any of its Subsidiaries have been threatened with any litigation regarding patents, copyrights or trademarks that would present a material impediment to the business of any such Person.

     (l) MATERIAL CONTRACTS. SCHEDULE 5.1(L) sets forth a complete and accurate list of all Material Contracts of ACC and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in SCHEDULE 5.1(L), each of ACC and any Subsidiary thereof party thereto has performed all of its obligations under such Material Contracts and, to the best knowledge of the Borrowers, each other party thereto is in compliance with each such Material Contract, and each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. ACC and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 5.1(M).

     (m) EMPLOYEE RELATIONS. Each of ACC and its Subsidiaries is not, except as set forth on SCHEDULE 5.1(M), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. ACC knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

     (n) BURDENSOME PROVISIONS. Neither ACC nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. ACC and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (o) FINANCIAL STATEMENTS. The (i) Consolidated balance sheets of ACC and its Subsidiaries as of December 31, 1994, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of ACC and its Subsidiaries as of March 31, 1995, and related unaudited interim statements of income and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of ACC and its Subsidiaries, as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. ACC and its Subsidiaries have no material Debt, obligation or other unusual forward or long-term commitment which is not disclosed in the foregoing financial statements or in the notes thereto.

     (p) NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no material adverse change in the condition (financial or otherwise), operations, properties, business or prospects of the Borrowers and their Subsidiaries, including any event or condition that has had or is reasonably likely to have a Material Adverse Effect.

     (q) SOLVENCY. As of the Closing Date and after giving effect to each Loan made hereunder, ACC and its Subsidiaries taken as a whole will be Solvent.

     (r) TITLES TO PROPERTIES. Each of ACC and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and good and marketable title to all of its personal property sufficient to carry on its business as presently conducted, except such property as has been disposed of by ACC or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. SCHEDULE 5.1(R) hereto sets forth the address of all real property owned or leased by a Borrower and its Subsidiaries (and if leased, the record owner thereof).

     (s) LIENS. None of the properties and assets of ACC or any Subsidiary thereof is subject to any Lien, except in each case Liens permitted pursuant to Section 9.3. No financing statement under the Uniform Commercial Code of any state which names ACC or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither ACC nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 9.3 hereof.

     (t) DEBT AND CONTINGENT OBLIGATIONS. SCHEDULE 5.1(T) is a complete and correct listing of all Debt and Contingent Obligations of ACC and its Subsidiaries in excess of $250,000. ACC and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of ACC or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

     (u) LITIGATION. Except as set forth on SCHEDULE 5.1(U), there are no actions, suits or proceedings pending nor, to the knowledge of ACC, threatened against or in any other way relating adversely to or affecting ACC or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     (v)  COMMUNICATIONS REGULATORY MATTERS.

       (i) Each Network Agreement has been duly executed and delivered by the respective parties thereto, is in full force and effect and neither the Borrowers, any Subsidiary thereof nor, to the best knowledge of the Borrowers, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

      (ii) SCHEDULE 5.1(V) hereto sets forth, as of the date hereof, a true and complete list of the following information for each Communications License or PUC Authorization issued to ACC or any its Subsidiaries: (A) for all Communications Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

     (iii) The Communications Licenses and PUC Authorizations specified on SCHEDULE 5.1(V) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Communications Licenses and PUC Authorizations. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or PUC Authorization or (B) materially and adversely affect any rights of ACC or any of its Subsidiaries thereunder. ACC has no reason to believe and has no knowledge that Communications Licenses and PUC Authorizations will not be renewed in the ordinary course.

      (iv) All of the material properties, equipment and systems owned, leased or managed by ACC and its Subsidiaries are, and (to the best knowledge of ACC) all such property, equipment and systems to be acquired
or  added  in  connection   with   any  contemplated  system  expansion  or
construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Communications Licenses and PUC Authorizations and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

       (v) ACC and each of its Subsidiaries have paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

     (w) ABSENCE OF DEFAULTS. No event has occurred and is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by ACC or any Subsidiary thereof under any Material Contract or judgment, decree or order to which ACC or its Subsidiaries is a party or by which ACC or its Subsidiaries or any of their respective properties may be bound or which would require ACC or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     (x) SENIOR DEBT. All of the Obligations of ACC and its Subsidiaries under the Loan Documents are entitled to the benefits of the subordination provisions of the documents evidencing any Subordinated Debt. ACC acknowledges that the Agents and Lenders are entering into this Agreement and the Lenders are making Loans hereunder in reliance upon such subordination provisions.

     (y) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of ACC or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Agents or the Lenders by ACC or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of ACC or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. ACC is not aware of any facts which it has not disclosed in writing to the Agents having a Material Adverse Effect, or insofar as ACC can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                            ARTICLE VI

                 FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office (with copies for each Managing Agent) and the Administrative Agent at its address set forth in Section 13.1 hereof, or such other office as may be designated by such Agent from time to time:

     SECTION 6.1  FINANCIAL STATEMENTS AND PROJECTIONS.

     (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated and consolidating balance sheet of ACC and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by ACC in accordance with GAAP, and certified by the chief financial officer of ACC to present fairly in all material respects the financial condition of ACC and its Subsidiaries as of their respective dates and the results of operations of ACC and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. The Lenders agree that so long as ACC has a class of equity securities registered under section 12 of the Securities Exchange Act of 1934, as amended, the Lenders will accept the report on Form 10-Q filed by ACC with the Securities and Exchange Commission.

     (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, an unaudited consolidating balance sheet and income statement of ACC and its Subsidiaries and an audited Consolidated balance sheet of ACC and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and audited by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by ACC or any of its Subsidiaries or with respect to accounting principles followed by ACC or any of its Subsidiaries not in accordance with GAAP. The Lenders agree that so long as ACC has a class of equity securities registered under section 12 of the Securities Exchange Act of 1934, as amended, the Lenders will accept the report on Form 10-K filed by ACC with the Securities and Exchange Commission.

     (c) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year, a business plan of ACC and its Subsidiaries for the ensuing four fiscal quarters, such plan to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, each prepared on a basis consistent with GAAP, and a report containing management's discussion and analysis of such projections (such business plan and projections, the "Projections"), accompanied by a certificate from the chief financial officer of ACC to the effect that, to the best of such officer's knowledge, the Projections are good faith estimates of the anticipated financial condition and operations of ACC and its Subsidiaries for such four quarter period based on the then current business plan.

     SECTION 6.2 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Sections 6.1(a) or (b), a certificate of the chief executive officer or chief financial officer of ACC in the form of EXHIBIT D attached hereto (an "Officer's Compliance Certificate"):

     (a) stating that such officer has reviewed such financial statements and such statements fairly present the financial condition of the Borrowers as of the dates indicated and the results of their operations and cash flows for the periods indicated;

     (b) stating that to such officer's knowledge, based on a reasonable examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default; and

     (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not ACC and its Subsidiaries were in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period, the calculation of Excess Cash Flow for such Fiscal Year and the calculation of the Applicable Margin pursuant to Section 3.1(c) as at the end of each respective period.

     SECTION 6.3 ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to Section 6.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Managing Agents for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

     SECTION 6.4  OTHER REPORTS.

     (a) Promptly upon receipt thereof, copies of any management report and any management responses thereto submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function;

     (b) Within ten (10) Business Days after the receipt by ACC or any of its Subsidiaries of notice that any Communications License or material PUC Authorization has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by ACC or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of ACC and its Subsidiaries); and

     (c) Such other information regarding the operations, business affairs and financial condition of ACC or any of its Subsidiaries as the Agents or any Lender may reasonably request.

     SECTION 6.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than three (3) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving ACC or any Subsidiary thereof or any of their respective properties, assets or businesses;

     (b) any notice of any material violation received by ACC or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of a material violation of Environmental Laws;

     (c) any labor controversy that has resulted in, or could reasonably be expected to result in, a strike or other work action against ACC or any Subsidiary thereof;

     (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against ACC or any Subsidiary thereof;

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Subordinated Debt or other Material Contract to which ACC or any of its Subsidiaries is a party or by which ACC or any Subsidiary thereof or any of their respective properties may be bound;

     (f) (i) the failure of ACC or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date, (ii) any Termination Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, along with a description of the nature thereof, what action ACC has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (iii) all notices received by ACC or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iv) all notices received by ACC or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (v) any Borrower obtaining knowledge or reason to know that ACC or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

     (g) the enactment or promulgation after the date hereof of any federal, state or local statute, regulation or ordinance or judicial or administrative decision or order (or, to the extent that any Borrower has knowledge thereof, any such proposed statute, regulation, ordinance, decision or order, whether by the introduction of legislation or the commencement of rulemaking or similar proceedings or otherwise) having a material effect or relating to the operation of the Network Facilities by ACC or any of its Subsidiaries (including, without limitation, any statutes, decisions or orders affecting long distance telecommunication resellers generally and not directed against ACC or any of its Subsidiaries specifically) which have been issued or adopted (or which have been proposed) and which could reasonably be expected to have a Material Adverse Effect; or

     (h)  any  event  which makes any of the representations set  forth  in
Section 5.1 inaccurate in any material respect.

     SECTION 6.6 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to any Agent or Lender whether pursuant to this Article VI or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects based on the applicable Borrower's knowledge thereof.

     SECTION 6.7 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect during any fiscal quarter, the Borrowers shall provide promptly to the Administrative Agent (with copies for each Managing Agent) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s) within forty-five (45) days after the end of such fiscal quarter; PROVIDED that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.


                            ARTICLE VII

                       AFFIRMATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, each Borrower will, and will cause each of its Subsidiaries to:

     SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by Section 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where its business requires such qualification and authorization.

     SECTION 7.2 MAINTENANCE OF PROPERTY. Protect and preserve all properties useful in and material to its business, including material copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings (reasonable wear and tear excepted), equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary in the reasonable judgement of the Borrowers for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 7.3 INSURANCE. In addition to the requirements set forth in the Security Documents, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 7.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP (or generally accepted accounting principles as in effect in Canada and the United Kingdom with respect to the U.K. Borrowers) and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 7.5 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; PROVIDED, that ACC or such Subsidiary may contest any item described in clauses (a) and (b) hereof in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 7.6 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in material compliance with all Applicable Laws and maintain in full force and effect all material Governmental Approvals, in each case applicable or necessary to the conduct of its business.

     SECTION 7.7 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 7.6, (a) comply in all material respects with, and use its best efforts to ensure such compliance by all of its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all of its tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and timely comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; and (c) defend, indemnify and hold harmless the Agents and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of ACC or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 7.8 COMPLIANCE WITH ERISA. If applicable thereto, in addition to and without limiting the generality of Section 7.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code; furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent; and operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code.

     SECTION 7.9 COMPLIANCE WITH AGREEMENTS. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; PROVIDED, that ACC or such Subsidiary may contest any such lease, agreement or other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 7.10 CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and, to the extent permitted by Section 9.4(c), in lines of business reasonably related thereto.

     SECTION 7.11 VISITS AND INSPECTIONS. Upon reasonable notice therefrom and during normal business hours, permit representatives of any of the Agents, from time to time, to visit and inspect its properties;
inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 7.12 MATERIAL SUBSIDIARIES; ADDITIONAL COLLATERAL. (a) Upon the creation of any Material Subsidiary permitted by this Agreement, cause to be executed and delivered to the Administrative Agent: (i) a Joinder Agreement and the documents referred to therein, (ii) the supplement substantially in the form attached to the Security Agreement, (iii) the supplement substantially in the form attached to the applicable Pledge Agreement, or if the owner of such Subsidiary is not ACC or ACC National, a pledge agreement substantially in the form of the Pledge Agreement executed by such owner with such modifications thereto as requested by the Required Lenders, (iv) a Mortgage and Landlord Consent with respect to any real property owned or leased by such Subsidiary if reasonably requested by the Required Lenders, (v) if such Material Subsidiary is a Subsidiary of a Canadian Subsidiary, such joinder agreements as reasonably requested by the Required Lenders in order that such Subsidiary become a party to the Canadian Note Documents, and if such Material Subsidiary is a Subsidiary of ACC U.K. or a Canadian Subsidiary, supplements to the Security Documents executed by such Borrowers or additional documents substantially in the form of such Security Documents, in each case as requested by the Required Lenders, (vi) such other documents reasonably requested by the Required Lenders consistent with the terms of this Agreement which provide that such Subsidiary shall become a Borrower bound by all of the terms, covenants and agreements contained in the Loan Documents and that the assets of such Material Subsidiary shall become Collateral for the Obligations and (vii) such other documents as the Required Lenders shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 4.2.

     (b) Promptly upon receipt thereof, ACC National shall deliver to the Administrative Agent copies of each Governmental Approval required in connection with the pledge by ACC National of the capital stock of ACC Mass. under the ACC National Pledge Agreement.

     (c) ACC shall, and cause its Material Subsidiaries to, promptly deliver from time to time such additional Security Documents to the Administrative Agent upon the request of the Required Lenders with respect to any assets of any such Person not subject to an existing Lien in favor of the Administrative Agent for the benefit of the Lenders.

     SECTION 7.13 HEDGING AGREEMENT. (a) Not later than thirty (30) days after the date hereof, cause the Borrowers to execute Hedging Agreements with respect to interest rate exposure under the Credit Agreement with durations of at least two years and an aggregate notional principal amount thereunder equal to at least $10,000,000 at interest rates not to exceed two percent (2%) over the then current three month LIBOR Rate at the time of execution of such Hedging Agreements with respect to the applicable Permitted Currency and otherwise in form and substance reasonably satisfactory to the Managing Agents, (b) not later than one-hundred and eighty (180) days after the date hereof execute additional Hedging Agreements in the form described in clause (a) such that the notional principal amount covered by all such Hedging Agreements equals fifty percent (50) of the Aggregate Commitment and (c) maintain at all times Hedging Agreements with respect to currency risk in form and substance reasonably satisfactory to the Managing Agents.

     SECTION 7.14 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as any Agent or Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure each Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                           ARTICLE VIII

                        FINANCIAL COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, ACC and its Subsidiaries on a Consolidated basis will not:

     SECTION 8.1 MAXIMUM LEVERAGE RATIO. As of any date of determination, permit the ratio (the "Leverage Ratio") of (a) Total Debt as of such date to (b), for any calculation period during calendar year 1995, Operating Cash flow for the two (2) consecutive fiscal quarters ending on or immediately prior to such date TIMES two (2), and for any calculation period thereafter, Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to exceed the corresponding ratio set forth below:

                      PERIOD                    RATIO

          Closing Date through
            September 30, 1995               3.75 to 1.00
          October 1, 1995 through
            June 30, 1996                    3.50 to 1.00
          July 1, 1996 through
            December 31, 1996                2.75 to 1.00
          January 1, 1997 and
            thereafter                       2.00 to 1.00;

     SECTION 8.2 MINIMUM PRO FORMA DEBT SERVICE COVERAGE RATIO. As of any date of determination, permit the ratio of (a), for any calculation period during calendar year 1995, Operating Cash Flow for the two (2) consecutive fiscal quarters ending on or immediately prior to such date TIMES two (2), and for any calculation period thereafter, Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to (b) Pro Forma Debt Service on such date, to be less than the corresponding ratio set forth below:

                      PERIOD                    RATIO

          Closing Date through
            September 30, 1995               1.75 to 1.00
          October 1, 1995 through
            December 31, 1995                2.00 to 1.00
          January 1, 1996 and
            thereafter                       2.50 to 1.00

     SECTION 8.3 FIXED CHARGE COVERAGE RATIO. As of any date of determination, permit the ratio of (a) (i), for any calculation period during calendar year 1995, Operating Cash Flow for the two (2) consecutive fiscal quarters ending on or immediately prior to such date TIMES two (2), and for any calculation period thereafter, Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Fixed Charges for such period, to be less than the corresponding ratio set forth below:

                      PERIOD                    RATIO

          Closing date through
            September 30, 1995                .30 to 1.0
          October 1, 1995 through
            June 29, 1996                     .70 to 1.0
          June 30, 1996 through
            September 29, 1996               1.00 to 1.0
          September 30, 1996 and
            thereafter                       1.15 to 1.0

     SECTION 8.4 MINIMUM NET WORTH. Permit Consolidated Net Worth at any time to be less than (a) $21,500,000 PLUS (b) fifty percent (50%) of Consolidated Net Income of ACC and its Subsidiaries (LESS total debits for such period with respect to accrued and unpaid (i) interest payments recorded by ACC for the Fleet Venture Notes and (ii) dividends recorded by ACC for the Preferred Stock, not to exceed $1,200,000 in the aggregate) as of each fiscal quarter end occurring after the Closing Date PLUS (c) one hundred percent (100%) of the aggregate Net Cash Proceeds of any offering of capital stock of ACC or any of its Wholly-Owned Subsidiaries received thereby after the Closing Date. For the purposes of this Section 8.4, the minimum required Consolidated Net Worth (i) shall be adjusted in a manner satisfactory to the Managing Agents for any payment required under the Contingent Interest Agreement and (ii) shall not be reduced if Consolidated Net Income as of any fiscal quarter end is less than zero.


                            ARTICLE IX

                        NEGATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, ACC will not and will not permit any of its Subsidiaries to:

     SECTION 9.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt except (a) the Obligations, (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Managing Agents, (c) Subordinated Debt, the Net Cash Proceeds of which are utilized to repay the Obligations and, with respect to any such Net Cash Proceeds received after June 30, 1997, permanently reduce the Aggregate Commitment by the amount of such Net Cash Proceeds, (d) existing Debt set forth on SCHEDULE 5.1(T) and the renewal and refinancing (but not the increase) thereof, (e) Debt consisting of Contingent Obligations permitted by Section 9.2, (f) Debt of ACC and its Subsidiaries incurred in connection with Capitalized Leases, (g) purchase money Debt of ACC and its Subsidiaries and (h) unsecured Debt of ACC and its Subsidiaries; PROVIDED, that (i) the aggregate amount of the Debt permitted pursuant to clauses (f), (g) and (h) PLUS the aggregate amount of Debt constituting Contingent Obligations permitted by Sections 9.2(c), (d) and (e) shall not at any time exceed $10,000,000 and (ii) no Subsidiary of ACC shall be a party to any agreement which shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of such
Subsidiary to make any payment to ACC, in the form of dividends, intercompany advances or otherwise.

     SECTION 9.2 LIMITATIONS ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligations except (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Agents and the Lenders, (b) Contingent Obligations in respect of Network Agreements and Network Facilities incurred in the ordinary course of business, (c) Contingent Obligations to secure payment or performance of customer service contracts incurred in the ordinary course of business, (d) Contingent Obligations incurred as a general or joint venture partner in connection with any investment in a partnership or joint venture permitted pursuant to Section 10.4 and (e) Contingent Obligations not covered by clauses (b), (c) or (d) of this Section; PROVIDED, that the aggregate principal amount at any time outstanding of all Contingent Obligations permitted by Sections 9.2(c), (d) and (e) PLUS the aggregate outstanding principal amount of all Debt outstanding under clauses (f), (g) and (h) of
Section 9.1 shall not exceed $10,000,000.

     SECTION 9.3 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $2,000,000) under customer service contracts;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens of the Administrative Agent for the benefit of the Agents and the Lenders;

     (f)  Existing liens described on SCHEDULE 9.3;

     (g)  Liens securing Debt permitted under Section 9.1(f); and

     (h)  Liens securing Debt permitted under Section 9.1(g); PROVIDED that
(i) such Liens shall be created substantially simultaneously with the acquisition of the related Capital Asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

     SECTION 9.4 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

     (a) (i) loans or advances by any Subsidiary to a Borrower, (ii) loans from ACC Corp. to the Canadian Subsidiaries in an aggregate principal amount not to exceed $29,000,000 pursuant to the Canadian Note Documents and secured by the Canadian Subsidiary Security Documents, each as in effect on the Closing Date (or as amended or modified pursuant to Section
7.12 or with the prior written consent of the Required Lenders); PROVIDED, that the amount of such loans funded with proceeds of Loans hereunder shall not at any time exceed $10,000,000 in aggregate principal amount, and (iii) the other existing loans, advances and investments described on SCHEDULE 9.4;

     (b) investments by any Domestic Borrower or Subsidiary thereof in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; PROVIDED, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation ("FDIC") or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, and investments by any Canadian Subsidiary or by ACC U.K. or any Subsidiary thereof in any corresponding government securities or cash equivalents reasonably satisfactory to the Required Lenders;

     (c) investments by ACC or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if a description of the acquisition and the governing documentation shall have been delivered to the Managing Agents at least fifteen (15) Business Days prior to the consummation of the acquisition and the Required Lenders shall have consented in writing thereto prior to such consummation;

     (d) investments by ACC or any Subsidiary thereof in joint venture and other partnership interests in an aggregate amount not to exceed $1,000,000 during the term of this Agreement, unless the Required Lenders have consented in writing to any such investment prior to the consummation thereof; and

     (e) loans to employees in the ordinary course of business for travel and other advanced expenses not to exceed $20,000 with respect to any individual employee or $200,000 in the aggregate.

     SECTION 9.5 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except (a) any Wholly-Owned Subsidiary of ACC which is not a Material Subsidiary may be liquidated, wound-up or dissolved, (b) any Wholly-Owned Subsidiary of ACC may merge with ACC or any other Wholly-Owned Subsidiary of ACC and (c) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 9.4(c).

     SECTION 9.6 LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a)  the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of ACC or any of its Subsidiaries;

     (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (d) the transfer by any Subsidiary of any of its property to a Wholly-Owned Subsidiary, ACC or the Borrower;

     (e) the disposition by ACC of a percentage of its equity ownership interest in ACC U.K. not to exceed 20% of such interest in connection with any joint venture investments permitted hereunder; and

     (f) the disposition by ACC of its entire equity ownership interest in ACC LEC as long as ACC demonstrates to the satisfaction of the Lenders that the purchase price therefor exceeds the cash value of the assets of ACC LEC and $1,500,000 of such purchase price is paid in cash in immediately available funds on the closing date of such sale.

     SECTION 9.7 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or make any material change in its capital structure that could reasonably be expected to have a Material Adverse Effect; PROVIDED that (a) any Borrower may pay dividends in shares of its own capital stock, (b) any Subsidiary of a Borrower may pay dividends or make other distributions in respect of its capital stock to such Borrower, (c) any Subsidiary of a Borrower may make payments on any Debt or other obligation owed to such Borrower which Debt or other obligation and such payment are permitted hereunder and any other applicable Loan Document and (d) as long as no Default or Event of Default has occurred and is continuing or would be created thereby, ACC may pay cash dividends on the Preferred Stock in accordance with the terms thereof on the Closing Date.

     SECTION 9.8 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in any such case prior to ninety (90) days after the Termination Date.

     SECTION 9.9  TRANSACTIONS WITH  AFFILIATES.   Directly  or indirectly:
(a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Required Lenders and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 9.10 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

     SECTION 9.11 AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt; or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

     SECTION 9.12 LICENSES. Terminate any Communications License, PUC Authorization or other Governmental Approval or any Material Contract without the prior written consent of the Required Lenders if in the reasonable opinion of the Required Lenders such termination would have a Material Adverse Effect.

     SECTION 9.13 RESTRICTIVE AGREEMENTS. Enter into any Debt which contains any negative pledge on assets or any covenants materially more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.


                             ARTICLE X

                      UNCONDITIONAL GUARANTY

     SECTION 10.1 GUARANTY OF OBLIGATIONS. The Guarantor hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of the Agents and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrowers (other than ACC), whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against any such Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Agent or Lender or acquired by any Agent or Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of each such Borrower to any Agent or Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

     SECTION 10.2 NATURE OF GUARANTY. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by
(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which any such Borrower is or may become a party, (b) the absence of any action to enforce this Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, this Agreement or any other Loan Document,
(c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty) or (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. The Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, ET SEQ. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against any such Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against any such Borrower, the Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Agents and Lenders would decline to enter into this Agreement.

     SECTION 10.3 DEMAND BY THE ADMINISTRATIVE AGENT. In addition to the terms set forth in Section 10.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Administrative Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available funds in the Permitted Currency in which the relevant Guaranteed Obligations are denominated to an account designated by the Administrative Agent or at the Administrative Agent's office or at any other address that may be specified in writing from time to time by the Administrative Agent.

     SECTION 10.4   WAIVERS.   In  addition  to  the  waivers  contained in
Section 10.2, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or any such Borrower whether now existing or which may arise in the future.

     SECTION 10.5 MODIFICATION OF LOAN DOCUMENTS ETC. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents, (d) extend or waive the time for performance by the Guarantor, any such Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of the Guarantor or any such Borrower to any Agent or the Lenders, (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any such Borrower to any Agent or Lender, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any such Borrower are subordinated to the claims of any Agent or Lender or (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or any such Borrower to any Agent or Lender on account of the Obligations in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion; then neither the Administrative Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

     SECTION 10.6 REINSTATEMENT. The Guarantor agrees that, if any payment made by any such Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Agent or Lender to any such Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

     SECTION 10.7 NO SUBROGATION. Until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated, the Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against any such Borrower that arise from the existence or performance of the Guarantor's obligations
under  this  Guaranty,  including,   without   limitation,   any  right  of
subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Administrative Agent or the Lenders against any such Borrower or any Collateral which the
Administrative Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from any such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor on account of such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.


                            ARTICLE XI

                       DEFAULT AND REMEDIES

     SECTION 11.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a)  DEFAULT IN PAYMENT OF PRINCIPAL  OF  LOANS.   Any  Borrower shall
default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) OTHER PAYMENT DEFAULT. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

     (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by any Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 6.5(e) or 7.12 or Articles VIII or IX of this Agreement.

     (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. Any Borrower or Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to such Borrower by the Administrative Agent.

     (f)  HEDGING  AGREEMENT.   Any  termination  payment shall be due by a
Borrower under any Hedging Agreement and such amount is not paid within ten
(10) Business Days of the due date thereof.

     (g) DEBT CROSS-DEFAULT. ACC or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which is in excess of $250,000 (or the equivalent thereof in any foreign currency) beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which is in excess of $250,000 (or the equivalent thereof in any foreign currency) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (h) OTHER CROSS-DEFAULTS. ACC or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract the breach of which could reasonably be expected to have a Material Adverse Effect unless, but only as long as, the existence of any such default is being contested by ACC or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of ACC or such Subsidiary to the extent required by GAAP.

     (i) CHANGE IN CONTROL. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than current management thereof, shall obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the common stock and twenty percent (20%) of the voting power of ACC entitled to vote in the election of members of the board of directors of ACC or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $250,000 (or the equivalent thereof in any foreign currency) any "change in control" (as defined in such indenture or other evidence of Debt) obligating ACC to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

     (j) VOLUNTARY BANKRUPTCY PROCEEDING. Any Borrower or Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest within sixty (60) days of the filing thereof any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Borrower or Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) FAILURE OF AGREEMENTS. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary thereof or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (m) TERMINATION EVENT. The occurrence of any of the following events: (i) ACC or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, ACC or any ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event; or (iv) ACC or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

     (n) JUDGMENT. A judgment or order for the payment of money which exceeds $250,000 in amount shall be entered against the ACC or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     (o) LOSS OF LICENSE. Any Communications License or PUC Authorization of ACC or any Subsidiary thereof shall expire, terminate, be canceled or otherwise lost or any application therefor be rejected, which event could reasonably be expected to have a Material Adverse Effect.

     (p) CONVERSION. The Fleet Venture Notes shall not convert into the Preferred Stock in accordance with the terms thereof prior to August 1, 1995.

     (q) GOVERNMENTAL APPROVALS. Each Governmental Approval referred to in Section 7.12(b) shall not have been delivered to the Administrative Agent within one hundred and eighty (180) days of the date hereof.

     SECTION 11.2 REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

     (a) ACCELERATION; TERMINATION OF FACILITIES. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agents under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

     (b) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 11.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Agents and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agents and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of any Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Agents and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. In addition, any election of remedies which results in the denial or impairment of the right of the Administrative Agent to seek a deficiency judgment against any Borrower referred to in Section 10.1 shall not impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

     SECTION 11.4 CONSENTS. The Borrowers acknowledge that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by the Agents or the Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to any Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Agents or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then the Borrowers, at their sole cost and expense, agree to use their best efforts to secure such consent and to cooperate with the Agents and the Lenders in any action commenced by any Agent or Lender to secure such consent.

     SECTION 11.5 JUDGMENT CURRENCY. The obligation of the Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Administrative Agent shall, using all amounts obtained or received from the Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

     SECTION 11.6 ADJUSTMENTS. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any Collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                            ARTICLE XII

                            THE AGENTS

     SECTION 12.1 APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent and Managing Agent of such Lender and Shawmut Bank Connecticut, N.A. as Managing Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent, and Shawmut Bank Connecticut, N.A. as Managing Agent, respectively, for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each such Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against such Agent. To the extent any provision of this Agreement permits action by any Agent, such Agent shall, subject to the provisions of Section 13.11 hereof and of this Article XII, take such action if directed in writing to do so by the Required Lenders.

     SECTION 12.2 DELEGATION OF DUTIES. Each of the Agents may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

     SECTION 12.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers or any of their Subsidiaries to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

     SECTION 12.4 RELIANCE BY AGENTS. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by any Agent. Each of the Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 12.5 NOTICE OF DEFAULT. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent who shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 12.6 NON-RELIANCE ON SUCH AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrowers or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder or by the other Loan Documents, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 12.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and the Managing Agents in their capacities as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 12.8 EACH OF THE AGENTS IN ITS INDIVIDUAL CAPACITY. Each Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with each Borrower as though such Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agents and the Managing Agents in their individual capacity.

     SECTION 12.9 RESIGNATION OF AGENTS; SUCCESSOR AGENTS. Each Managing Agent may resign as such Agent at any time by giving notice thereof to the Lenders and the Borrowers. If both Managing Agents have resigned, the Administrative Agent shall serve as a Managing Agent hereunder. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which successor shall have minimum capital and surplus of at least $500,000,000 and be consented to by the Borrowers, such consent not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Section
12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.



                           ARTICLE XIII

                           MISCELLANEOUS

     SECTION 13.1  NOTICES.

     (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to any Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to any Borrower:      ACC Corp.
                              400 West Avenue
                              Rochester, New York  14611
                              Attention:  Michael R. Daley,
                                          Executive Vice President
                                          and Chief Financial  Officer
                              Telephone No.:  (716) 987-3175
                              Telecopy No.:   (716) 987-3335

     With copies to:          Underberg & Kessler
                              1800 Chase Square
                              Rochester, New York  14604
                              Attention:  Stephen H. Waite, Esq.
                              Telephone No.:  (716) 258-2826
                              Telecopy No.:   (716) 258-2821

     If to First Union as     First Union National Bank of
     Administrative Agent     North Carolina
     or Managing Agent:       One First Union Center, TW-19
                              301 S. College Street
                              Charlotte, North Carolina  28288-0735
                              Attention:  John Butler
                              Telephone No.:  (704) 374-6471
                              Telecopy No.:   (704) 374-4092


     If to Shawmut Bank       Shawmut Bank Connecticut, N.A.
     Connecticut, N.A.        777 Main Street, MSN 397
     as Managing Agent:       Hartford, Connecticut 06115
                              Attention: Wendy Klepper
                              Telephone No.: (203) 986-1128
                              Telecopy No.:  (203) 986-5637

     If to any Lender:        The Address set forth on SCHEDULE 1.1

     (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     SECTION 13.2 EXPENSES. (a) The Borrowers will pay all reasonable out-of-pocket expenses of (i) the Managing Agents in connection with the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all out-of-pocket syndication and due diligence expenses, appraiser's fees, search fees, title insurance premiums, recording fees, taxes and reasonable fees and disbursements of counsel for the Managing Agents; (ii) the Managing Agents in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Agents, search fees, appraiser's fees, recording fees and taxes imposed in connection therewith; and (iii) the Managing Agents in connection with administering and enforcing their respective rights under the Credit Facility, including consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, concerning or related to the nature, scope or value of any right or remedy of any Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons.

     (b) The Guarantor agrees that it will reimburse each Agent and Lender for all expenses (including reasonable attorneys fees and expenses) incurred by each Agent or Lender in connection with the obligations of the Guarantor under the Guaranty and any other Loan Documents and all expenses (including reasonable attorneys fees and expenses) incurred by the Administrative Agent, any Agent or any Lender in connection with the enforcement of the Guaranty.

     SECTION 13.3 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of a Borrower against and on account of the Obligations of such Borrower irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

     SECTION 13.4 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 13.5 CONSENT TO JURISDICTION. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by any Agent or Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of any Agent or Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of any Agent or Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

     SECTION 13.6 WAIVER OF JURY TRIAL. EACH AGENT, LENDER AND EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     SECTION 13.7 REVERSAL OF PAYMENTS. To the extent any Borrower makes a payment or payments to the Administrative Agent or other Agent for the ratable benefit of the Lenders (or the other Agents) or the Administrative Agent or other Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by any Agent.

     SECTION 13.8 INJUNCTIVE RELIEF. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 13.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by ACC or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by ACC's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Credit and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 13.10  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrowers, each Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that no Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Nothing set forth in the Guaranty shall impair, as between the Borrowers, the Agents and the Lenders, the obligations of the Borrowers hereunder and under the other Loan Documents.

     (b) ASSIGNMENT BY LENDERS. Each Lender may, with the consent of the Agents and ACC, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED that:

       (i)     each  such  assignment shall be of a  constant,  and  not  a
     varying,  percentage  of   all   the  assigning  Lender's  rights  and
     obligations under this Agreement;

      (ii)     the  Commitment  so  assigned   shall   not   be  less  than
     $5,000,000;

     (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT E attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

      (iv) such assignment shall not, without the consent of the applicable Borrower, require such Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

       (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $2,500 upon the execution by such Lender of the Assignment and Acceptance; PROVIDED that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

       (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;
      (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers and their Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
     (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.1(o) and the most recent financial statements delivered to the Assignor pursuant to Section 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

      (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

       (v)     such assignee confirms that it is an Eligible Assignee;

      (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and

     (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT E:

       (i)     accept such Assignment and Acceptance;

      (ii)     record the information contained therein in the Register;

     (iii)     give prompt notice thereof to the Lenders and the Borrowers;
     and

     (iv) promptly deliver a copy of such Assignment and Acceptance to ACC.

Within five (5) Business Days after receipt of notice, ACC shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to ACC.

     (f) PARTICIPATIONS. Each Lender may, with the consent of the Agents and ACC, which consents shall not be unreasonably withheld, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Extensions of Credit and the Notes held by it); PROVIDED that:

       (i) each such participation shall be in an amount not less than $5,000,000;

      (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

     (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

      (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

       (v) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

     (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or, except as expressly contemplated hereby or thereby, release any Collateral or Security Document; and

     (vii) any such disposition shall not, without the consent of the applicable Borrower, require such Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Agents and the Lenders shall hold all non-public information obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as third party beneficiaries thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

     (h)  CERTAIN PLEDGES  OR  ASSIGNMENTS.   Nothing herein shall prohibit
any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 13.11  AMENDMENTS, WAIVERS AND CONSENTS; RENEWAL.

     (a) Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; PROVIDED, that no amendment, waiver or consent shall (i) increase the amount or extend the time of the obligation of the Lenders to make Loans, (ii) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (iii) reduce the rate of interest or fees payable on any Loan, (iv) permit any subordination of the principal or interest on any Loan, (v) release any Collateral or Security Document (other than as specifically permitted in this Agreement or the applicable Security Document) or (vi) amend the provisions of this Section
13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XIII shall be made without the written consent of the affected Agents.

     SECTION 13.12 PERFORMANCE OF DUTIES. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the applicable Borrower at its sole cost and expense.

     SECTION 13.13 INDEMNIFICATION. The Borrowers agree to reimburse each Agent and the Lenders for all reasonable costs and expenses, including reasonable counsel, appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold each Agent and the Lenders harmless from and against all losses suffered by such Agent and the Lenders in connection with (a) the exercise by the Agents or the Lenders of any right or remedy granted to them under this Agreement or any of the other Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents and (c) the collection or enforcement of the Obligations or any of them; PROVIDED, that the indemnity contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of such indemnified person; and further provided that, promptly after the receipt by an indemnified person of notice of any pending or threatened action with respect to which the indemnified person may claim indemnification under this Agreement (an "Action"), the indemnified person shall provide written notice thereof to ACC and ACC shall then be entitled, at its sole and reasonable discretion, to assume the defense of any such Action, with counsel reasonably satisfactory to the indemnified person. After written notice to the indemnified person from ACC of its election to assume the defense of such Action, ACC shall not be liable to such indemnified person for any legal expenses or fees of other counsel or any other expense incurred by such indemnified person in connection with the defense thereof after such date, except as provided below. The indemnified person shall cooperate with all reasonable requests of ACC regarding the defense of any such Action. Notwithstanding ACC's election to assume the defense thereof, however, the indemnified person shall have the right to employ separate counsel and to participate in, but not control, the defense of such action, and ACC shall pay the reasonable fees and expenses of such separate counsel (provided that with respect to any single Action, ACC shall not be required to bear the fees and expenses of more than one such counsel in any single jurisdiction) if (a) the use of counsel chosen by ACC to represent the indemnified person would present a conflict-of-interest in the reasonable determination of the indemnified person or such counsel, or
(b) the defendants in or target of any such Action include both the indemnified person and ACC, and the indemnified person reasonably concluded that there may be legal defenses available to it that differ from or are in addition to those available to ACC. ACC shall not be liable for any settlement of any action effected by an indemnified person without ACC's prior written consent (which shall not be unreasonably withheld).

     SECTION 13.14 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, each Agent and any Persons designated by such Agent or Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 13.15 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

     SECTION 13.16 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 13.17 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.19 ACC AS AGENT FOR OTHER BORROWERS. Each Borrower hereby appoints and authorizes ACC (a) to provide the Administrative Agent with all notices with respect to Loans for the benefit of any other Borrower and all other notices and instructions under this Agreement and (b) to take such action on behalf of such Borrowers as ACC deems appropriate to obtain Loans and to exercise such other powers as are reasonably incidental to carry out the purposes of this Agreement (including without limitation acceptance of service of process for each other Borrower and Subsidiary under Section 13.5). This appointment shall be irrevocable and coupled with an interest.

     SECTION 13.20 TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.



C:\TPY\ACC\CRA.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]              ACC CORP.


                              By: /s/ John J. Zimmer
                                 Name:Jphn J. Zimmer
                                 Title: VP-Finance


[CORPORATE SEAL]              ACC LONG DISTANCE CORP.


                              By: /s/ John J. Zimmer
                                 Name: John J. Zimmer
                                 Title:Controller


[CORPORATE SEAL]              ACC NATIONAL TELECOM CORP.

                              By: /s/ John J. Zimmer
                                 Name: John J. Zimmer
                                 Title:Controller


[CORPORATE SEAL]              ACC LONG DISTANCE OF MASSACHUSETTS CORP.

                         By: /s/ John J. Zimmer
                                 Name: John J. Zimmer
                                 Title:Controller


[CORPORATE SEAL]              ACC RADIO CORP.

                    By: /s/ John J. Zimmer
                                 Name: John J. Zimmer
                                 Title:Controller


[CORPORATE SEAL]              ACC NATIONAL LONG DISTANCE CORP.

                    By: /s/ John J. Zimmer
                                 Name: John J. Zimmer
                                 Title:Controller


[CORPORATE SEAL]              ACC LONG DISTANCE U.K., LTD.
                         By: /s/ John J. Zimmer
                                 Name: John J. Zimmer
                                 Title: Attorney


                              FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Administrative Agent, Managing Agent and Lender

                              By: /s/ Jim F. Redman
                                 Name: Jim F. Redman
                                 Title: Sr. VP


                              SHAWMUT BANK CONNECTICUT, N.A., as Managing Agent and Lender

                              By: /s/ Robert F. West
                                 Name: Robert F. West
                                 Title: Director


C:\TPY\ACC\CRA.

                   SCHEDULE 1.1: LENDERS AND COMMITMENTS



                                                                                      Commitment
              LENDER                                          COMMITMENT              PERCENTAGE


First Union National Bank                                    $17,500,000                  50%
 of North Carolina
One First Union Center, TW-19
301 S. College Street
Charlotte, North Carolina 28288-0735
Attention:  John Butler
Telephone No.:  (704) 3374-6471
Telecopy No.:   (704) 374-4092
Shawmut Bank Connecticut, N.A.
777 main Street, MSN 397
Hartford, Connecticut 06115                                  $17,500,00                   50%
Attention: Wendy Klepper
Telephone No.: (203) 986-1128
Telecopy No.:  (203) 986-5637


C:\TPY\ACC\CRA.

                         SCHEDULE 1.2 : SUBLIMITS



BORROWER                                          SUBLIMIT
ACC U.K. and any Additional Borrower which is a   $5,000,000
U.K. Borrower
ACC LEC                                           $2,000,000
ACC, ACC U.S., ACC Mass., ACC Radio, ACC National $35,000,000 LESS outstandings to all other
and any Additional Borrower who is a Domestic     Borrowers
Borrower

           SCHEDULE 1.3: CANADIAN SUBSIDIARY SECURITY DOCUMENTS

              (a)  Quebec Security Documents

                   (i)  Hypothec by Canadian Subsidiaries
                   (ii) Landlord Agreement

              (b)  Ontario Security Documents

                   (i)  Security Agreement
                   (ii) Notice of Security Interest in Fixtures
                        (Toronto Street Property)
                   (iii)Leasehold Mortgage (Dundas Street)
                   (iv) Landlord Agreement (Dundas Street)
                   (v)  Acknowledgement of Standard Charges (Dundas Street)
                   (vi)Leasehold Mortgage (Toronto Street)
                   (vii)Landlord Agreement (Toronto Street)
                   (viii)Acknowledgement of Standard Charges
                        (Toronto Street)
                   (ix) Share Pledge by ACC Canada
                   (x)Share Transfer Power of Attorney by ACC Canada
                   (xi)Confirmation and Consent by ACC Ltd. to Share Pledge by ACC Canada
                   (xii)Resolutions of directors of ACC Ltd. authorizing pledge
                   (xiii)Share Pledge by ACC Ltd.
                   (xiv) Share Transfer Power of Attorney By ACC Ltd.
                   (xv)Confirmation and Consent by ACC Inc. to Share Pledge by ACC Ltd.
                   (xvi)Resolutions of directors of ACC Inc. authorizing
                   Pledge
                   (xvii)Currency Indemnity Agreement

              (c)  British Columbia Security Documents

                   (i)  Security Agreement
                   (ii) Leasehold Mortgage
                   (iii)Equitable Mortgage
                   (iv) Landlord Agreement
                   (v)  Statutory Declaration by ACC (re: Leasehold Mortgage)
                   (vi)Notice    of    Security    Interest     in     Fixtures
                   (vii)Acknowledgement of Mortgage Terms


Note: The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedules or exhibits to this Agreement upon request.